                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             Banknorth Group, Inc.
                (Name of Registrant as Specified In Its Charter)

                             Banknorth Group, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                          [BANKNORTH GROUP, INC. LOGO]

                                                                  March 21, 2001

     Fellow Banknorth Stockholders:

     On behalf of the Board of Directors I cordially invite you to attend the annual meeting of stockholders of Banknorth Group, Inc., which will be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 24, 2001 at 10:30 a.m., Eastern Time. The matters to be considered by stockholders at the annual meeting are described in detail in the accompanying materials.

     It is very important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. Let me urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the annual meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     Your continued support of and interest in Banknorth Group, Inc. are sincerely appreciated.

                                          Sincerely yours,

                                          /s/ William J. Ryan

                                          William J. Ryan
                                          Chairman, President and
                                            Chief Executive Officer

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                             BANKNORTH GROUP, INC.
                                 P.O. BOX 9540
                              TWO PORTLAND SQUARE
                           PORTLAND, MAINE 04112-9540
                                 (207)761-8500

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 24, 2001

     The annual meeting of stockholders of Banknorth Group, Inc. will be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 24, 2001 at 10:30 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

          1. To elect four directors for a three-year term, one director for a two-year term and two directors for a one-year term and in each case until their successors are elected and qualified;

          2. To amend the Banknorth Group, Inc. 1996 Equity Incentive Plan to authorize the issuance of up to an additional 7,000,000 shares of Company Common Stock thereunder;

          3. To ratify the appointment of KPMG LLP as the Company's independent auditors for 2001; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

     Only stockholders of record as of the close of business on March 14, 2001 are entitled to notice of, and to vote at, the annual meeting or at any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ Carol L. Mitchell

                                          Carol L. Mitchell, Esq.
                                          Executive Vice President, General
                                          Counsel,
                                            Secretary and Clerk

Portland, Maine
March 21, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Annual Meeting of Stockholders..............................    1
Voting......................................................    1
Election of Directors (Proposal One)........................    2
Executive Officers Who Are Not Directors....................    8
Beneficial Ownership of Common Stock by Certain Beneficial
  Owners and Management.....................................   11
Compensation of Executive Officers and Transactions with
  Management................................................   14
Proposal to Amend the 1996 Equity Incentive Plan to Increase
  the Number of Shares Available for Issuance Thereunder
  (Proposal Two)............................................   22
Proposal to Ratify the Appointment of Independent Auditors
  (Proposal Three)..........................................   26
Stockholder Proposals.......................................   27
Annual Reports..............................................   27
Other Matters...............................................   27
Annex A  Banknorth Group, Inc. Audit Committee Charter
Annex B  Banknorth Group, Inc. 1996 Equity Incentive Plan,
  as amended

                             BANKNORTH GROUP, INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

     The Board of Directors of Banknorth Group, Inc. is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the annual meeting of stockholders of the Company to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 24, 2001 at 10:30 a.m., Eastern Time, and at any adjournment thereof. The purposes of the annual meeting are set forth in the accompanying notice of annual meeting of stockholders.

     We solicit proxies to give all stockholders of record an opportunity to vote on matters that will be presented at the annual meeting. We are first mailing this proxy statement to our stockholders on or about March 21, 2001.

     Your proxy, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted "FOR" the nominees for director described herein, "FOR" each of the other proposals described herein and, upon the transaction of such other business as may properly come before the annual meeting, in accordance with the judgment of the persons appointed as proxies. You have the power to revoke your proxy at any time before it is exercised by:

     - filing with the Clerk of the Company written notice thereof (Carol L. Mitchell, Esq., Executive Vice President, General Counsel, Secretary and Clerk, Banknorth Group, Inc., P.O. Box 9540, Two Portland Square, Portland, Maine 04112-9540);

     - submitting a duly executed proxy bearing a later date; or

     - appearing at the annual meeting and giving the Clerk notice of your intention to vote in person.

     Proxies solicited hereby may be voted only at the annual meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

     You are entitled to notice of and to vote at the annual meeting only if you are a holder of record of Common Stock of the Company at the close of business on March 14, 2001. On that date, there were 140,788,877 shares of Common Stock issued and outstanding, and we had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the annual meeting on all matters properly presented thereat.

     The persons receiving the greatest number of votes of the Common Stock in each class, up to the number of directors to be elected in such class, shall be elected as directors of the Company. The affirmative vote of the holders of a majority of all outstanding shares of Common Stock is required for approval of the proposal to amend the Banknorth Group, Inc. 1996 Equity Incentive Plan to authorize the issuance of up to an additional 7,000,000 shares of Common Stock thereunder. The affirmative vote of a majority of the votes cast on the matter at the annual meeting is required to ratify the appointment of KPMG LLP as the Company's independent auditors for 2001 and to approve any other matter properly submitted to the stockholders for their consideration at the annual meeting.

     With regard to the election of directors, you may vote in favor of or withhold authority to vote for one or more nominees for director. Votes that are withheld in connection with the election of one or more nominees for director will not be counted as votes cast for such individuals and accordingly will have no effect. Abstentions may be specified on all other proposals. Because the proposal to amend the 1996 Equity Plan requires the approval of the holders of a majority of all outstanding shares of Common Stock, an abstention on this proposal will have the same effect as a vote against such proposal. Abstentions will not be counted in determining the votes cast in connection with the proposal to ratify the Company's auditors and thus will have no effect on such proposal. All of the proposals of the Company described herein are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the annual meeting. Accordingly, no proposal will be subject to broker "non-votes."

                             ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

     Pursuant to our articles of incorporation, the Board of Directors is divided into three classes as nearly equal in number as possible and the members of each class are elected for a term of three years (or for a shorter period when necessary to ensure that the Board is divided into three equal classes) and until their successors are elected and qualified. One class of directors is elected annually. A resolution of the Board of Directors adopted pursuant to our articles of incorporation has established the number of directors at 14.

     Each of the seven directors up for election at the annual meeting currently is a director of the Company. There are no arrangements or understandings between the persons named and any other person pursuant to which such person was selected as a nominee for election as a director at the annual meeting, and no director is related to any other director or executive officer of the Company or of any of its subsidiaries by blood, marriage or adoption.

     We know of no reason why any of the nominees may not be able to serve as director if elected. If any person named as nominee should be unable or unwilling to stand for election at the time of the annual meeting, however, the proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors.

     The following table presents information concerning our nominees for director and the directors whose terms continue, including each such person's tenure as a director of the Company or its subsidiaries. Where applicable, service as a director includes service as a director of our banking subsidiaries and their respective predecessors.

          NOMINEES FOR DIRECTOR FOR A THREE-YEAR TERM EXPIRING IN 2004

                                            POSITION WITH THE COMPANY AND PRINCIPAL
NAME                             AGE         OCCUPATION DURING THE PAST FIVE YEARS         DIRECTOR SINCE
----                             ---   --------------------------------------------------  --------------
George W. Dougan                 61    Director of the Company; former Chairman and Chief       2000
                                       Executive Officer of Evergreen Bank; Director,
                                       Trans World Music; Director, Glens Falls Hospital;
                                       Director, Hyde Museum; Member, Warren County
                                       Economic Council.
Dana S. Levenson                 47    Director of the Company; Director of Bank of New         1995
                                       Hampshire or its predecessor since 1993; Director,
                                       Heritage Investment Planning Group, Inc., an
                                       indirect subsidiary of the Company; Principal, The
                                       Levenson Group from 1997 to present; President of
                                       Ann Ellen Enterprises, Inc., a 35-store specialty
                                       retail operation from 1981 to 1996; President of
                                       Quatro Realty Corporation; member of Portsmouth
                                       Rotary Club since 1977; Treasurer, Dartmouth Club
                                       of the Seacoast; member, Portsmouth Children's
                                       Museum Advisory Board; member, Portsmouth Economic
                                       Development Commission; and Trustee, Portsmouth
                                       Public Library.

                                            POSITION WITH THE COMPANY AND PRINCIPAL
NAME                             AGE         OCCUPATION DURING THE PAST FIVE YEARS         DIRECTOR SINCE
----                             ---   --------------------------------------------------  --------------
John M. Naughton                 64    Director of the Company; former Chairman of the          1999
                                       Board and Director of SIS Bancorp, Inc. from 1990
                                       until its acquisition by the Company in 1999;
                                       retired Executive Vice President of Massachusetts
                                       Mutual Life Insurance Company; Trustee, University
                                       of Massachusetts; Trustee, American International
                                       College; Member, Finance Committee of Bay State
                                       Health Systems; former Vice Chairman of Bay State
                                       Medical Center; former Director of Oppenheimer
                                       Management Corp.; former Director of David L.
                                       Babson, Inc.; former Director of Automatic
                                       Business Centers; and former Chairman of U.S.
                                       Department of Labor ERISA Advisory Council.
Angelo Pizzagalli                66    Director of the Company; Vice Chairman of the            2000
                                       Board and Chairman of the Executive Committee; Co-
                                       Chairman, Pizzagalli Construction Company and
                                       Pizzagalli Properties, LLC; Director, Hill
                                       Associates; Member, Vermont Council of Economic
                                       Advisors; Past Chairman, Board of Trustees,
                                       University of Vermont.

           NOMINEE FOR DIRECTOR FOR A TWO-YEAR TERM EXPIRING IN 2003

                                            POSITION WITH THE COMPANY AND PRINCIPAL
NAME                             AGE         OCCUPATION DURING THE PAST FIVE YEARS         DIRECTOR SINCE
----                             ---   --------------------------------------------------  --------------
Patrick E. Welch                 54    Director of the Company; Chairman and Chief              2000
                                       Executive Officer of National Life Insurance
                                       Company, Montpelier, Vermont, from 1997 to
                                       present; Chairman and Chief Executive Officer, GNA
                                       Financial Services, from 1993 through 1997;
                                       Director, American Council of Life Insurers; and
                                       Trustee; Champlain College.

           NOMINEES FOR DIRECTOR FOR A ONE-YEAR TERM EXPIRING IN 2002

                                            POSITION WITH THE COMPANY AND PRINCIPAL
NAME                             AGE         OCCUPATION DURING THE PAST FIVE YEARS         DIRECTOR SINCE
----                             ---   --------------------------------------------------  --------------
Luther F. Hackett                67    Director of the Company; President and Chief             2000
                                       Executive Officer, HVM Corp. and its subsidiary
                                       companies, Yankee Insurance, Hackett and Co.,
                                       Yankee Captive Management, Hackett Realty Assoc.
                                       and Hackett, Valine & MacDonald, Inc.; Director,
                                       Central Vermont Public Service Corporation and its
                                       subsidiary, Catamount Energy Corp.; Chairman,
                                       Vermont Electric Power Company, Inc. and Vermont
                                       Electric Transmission Co.
Pamela P. Plumb                  57    Director of the Company; Vice Chairman of the            1979
                                       Company since 1990; former Vice Chairman and
                                       Director of Peoples Heritage Bank; President,
                                       Pamela Plumb & Associates from April 1991 to
                                       present; member, Advisory Board of the Children's
                                       Museum of Maine; member, Advisory Board of Greater
                                       Portland Landmarks, Inc.; Co-Chair, Fund Raising
                                       Campaign for Greater Portland Cares; member,
                                       Advisory Board of Maine Initiatives; member,
                                       Governor's Blue Ribbon Commission on Health Care
                                       2000; former Mayor and member of the City Council
                                       of Portland, Maine; and former Board member and
                                       past-President of the National League of Cities.

             OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
                VOTE "FOR" APPROVAL OF THE NOMINEES FOR DIRECTOR

                   MEMBERS OF THE BOARD CONTINUING IN OFFICE

                     DIRECTORS WITH TERMS EXPIRING IN 2002

                                            POSITION WITH THE COMPANY AND PRINCIPAL
NAME                             AGE         OCCUPATION DURING THE PAST FIVE YEARS         DIRECTOR SINCE
----                             ---   --------------------------------------------------  --------------
P. Kevin Condron                 55    Director of the Company; Director of First               1998
                                       Massachusetts Bank; former Chairman of Safety Fund
                                       National Bank and former Director of CFX
                                       Corporation until their acquisition by the Company
                                       in 1998; President and Chief Executive Officer of
                                       The Granite Group LLC from 1998 to present;
                                       President and Chief Executive Officer, Central
                                       Goulet Supply, from 1972 through 1997; Chairman of
                                       the Board, Worcester Business Development Corp.;
                                       Clerk of Greater Worcester Community Foundation;
                                       Trustee, Allmerica Investment Trust and Allmerica
                                       Securities Trust; Trustee, College of the Holy
                                       Cross; former Chairman, Worcester Redevelopment
                                       Authority; former Chairman, Worcester Area Chamber
                                       of Commerce; former Trustee, St. Vincent's
                                       Hospital; and former Chairman, The Diocese of
                                       Worcester Bishop's Fund.
William J. Ryan                  57    Chairman, President and Chief Executive Officer of       1989
                                       the Company; Director, Maine Association of
                                       Community Banks; member, Governor King's Maine
                                       Task Force on Interstate Banking and Branching;
                                       Director, Federal Home Loan Bank of Boston;
                                       Director, John J. Nissen Baking Company; Director,
                                       New England Education Loan Marketing Corporation;
                                       Director, Anthem; Director, Central Maine Power
                                       Company; member, Board of Trustees, New England
                                       Banking Institute; Director, United Way Portland
                                       Region; Director, Maine Chamber and Business
                                       Alliance; Trustee and past President, Pine Tree
                                       Council Boy Scouts of America; Trustee, Portland
                                       Museum of Art and Chair of its Investment
                                       Committee; member, University of Southern Maine
                                       Corporate Partners; member, Board of Advisors,
                                       University of New England; and Trustee, Colby
                                       College.
Curtis M. Scribner               63    Director of the Company; Director of Peoples             1997
                                       Heritage Bank; Director of Morse Payson & Noyes,
                                       the Company's insurance brokerage subsidiary;
                                       Principal of C.M. Scribner & Co., a real estate
                                       holding company, since 1995; past Chairman and
                                       current Corporator of Hurricane Island Outward
                                       Bound; Trustee, Maine Life Care Retirement
                                       Community, Inc.; Director, Rufus Deering Co.;
                                       Member, Maine Committee of Newcomen Society;
                                       Corporator, Maine Medical Center; Director, Maine
                                       Community Foundation; and Honorary Trustee, North
                                       Yarmouth Academy.

                     DIRECTORS WITH TERMS EXPIRING IN 2003

                                            POSITION WITH THE COMPANY AND PRINCIPAL
NAME                             AGE         OCCUPATION DURING THE PAST FIVE YEARS         DIRECTOR SINCE
----                             ---   --------------------------------------------------  --------------
Gary R. Bahre                    37    Director of the Company since 1999; President and        1999
                                       Chief Executive Officer, New Hampshire
                                       International Speedway; owner of shopping center
                                       and apartment buildings; joint owner of several
                                       real estate development sites.
Malcolm W. Philbrook, Jr.        67    Director of the Company; Director of Peoples             1976
                                       Heritage Bank since 1976 and Chairman of the Board
                                       of Directors of Peoples Heritage Bank; attorney
                                       and President of the law firm of Crockett,
                                       Philbrook & Crouch, P.A., Auburn, Maine; Director
                                       of the Lewiston/Auburn YMCA; Director, Patrons
                                       Mutual Insurance Co.; President and Trustee,
                                       Winter Foundation.
Paul R. Shea                     69    Director of the Company; Chairman of the Board of        1996
                                       Bank of New Hampshire; Chief Executive Officer and
                                       President of Bank of New Hampshire from 1991 until
                                       its acquisition by the Company in 1996; Chairman,
                                       Manchester Intown Management, Inc.; Corporator,
                                       Optima Health; member, Governmental Relations
                                       Council of the American Bankers Association;
                                       member, Government Review Task Force; former
                                       Director, New Hampshire Bankers Association;
                                       former Director, Business and Industry Association
                                       of New Hampshire; former Director, New Hampshire
                                       Business Committee for the Arts; and former
                                       member, Governmental Relations Council of the
                                       American Bankers Association.
John E. Veasey                   71    Director of the Company; Director of First               1997
                                       Massachusetts Bank; Owner and President of
                                       Cedardale Athletic Club, a fitness and racquet
                                       sport facility in Haverhill, Massachusetts;
                                       Trustee, Haverhill Public Library; Director,
                                       Greater Haverhill Chamber of Commerce; member,
                                       Haverhill Rotary and Haverhill Monday Evening
                                       Club; and member, International HealthRacquet
                                       Sports Association.

STOCKHOLDER NOMINATIONS

     Our bylaws govern nominations for election to the Board of Directors and require all nominations for election to the Board of Directors, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Written notice of a stockholder nomination for election of a director at an annual meeting of stockholders must be given either by personal delivery or by United States mail, postage prepaid, to the Clerk of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Each written notice of a stockholder nomination shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. We did not receive any stockholder nominations for director in connection with the annual meeting.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Regular meetings of our Board of Directors are held six times per year. The Board of Directors held a total of 11 regular and special meetings during 2000. In addition, there were meetings during 2000 of the Executive, Governance and Nominating, Human Resources, Asset Review, Risk Management and Audit Committees of the Board of Directors. None of our directors attended fewer than 75% of the aggregate total number of meetings of the Board of Directors held while he or she was a member of the Board during 2000 and the total number of meetings held by all committees thereof during the period which he or she served on such committees during 2000.

     Our Board of Directors has established various committees, including Executive, Asset Review, Audit, Human Resources, Risk Management, and Governance and Nominating Committees. The Asset Review Committee has been established to provide direct involvement of the Board of Directors in asset quality and credit risk management issues of the Company. The Risk Management Committee has been established to provide direct involvement of the Board of Directors in asset and liability management, interest rate and investment risk and other identified risks facing the Company. A brief description of the Human Resources, Governance and Nominating and Audit Committees is set forth below.

     The Human Resources Committee handles certain of our employment, benefit and compensation matters. As of December 31, 2000, the members of this committee were directors Dougan, Hatfield, Levenson, Naughton, Philbrook, Plumb and Shea. The Human Resources Committee met four times in 2000.

     The Governance and Nominating Committee evaluates and makes recommendations to the Board of Directors for the election of directors. As of December 31, 2000, the members of this committee were directors Greenleaf, Mason, Plumb, Shea and Ryan. The Governance and Nominating Committee met two times during 2000.

     The Audit Committee receives and reviews internal and independent auditors' reports and monitors our adherence in accounting and financial reporting to generally accepted accounting principles. As of December 31, 2000, the members of this committee were directors Bahre, Crampton, Greenleaf, Mason, Philbrook, Scribner and Veasey. Each of these persons is independent within the meaning of the listing standards of the National Association of Securities Dealers. Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Annex A to this proxy statement. The Audit Committee met four times in 2000.

REPORT OF THE AUDIT COMMITTEE

     In accordance with rules adopted by the Securities and Exchange Commission, the Audit Committee of the Board of Directors of the Company makes this report for the year ended December 31, 2000.

     The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. During 2000, the Audit Committee was composed of seven directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Annex A.

     Management is responsible for the Company's internal controls and financial reporting process. The independent accountants, KPMG LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee reviewed the audit plans, audit scope and audit risks with both KPMG LLP and the Company's Internal Audit Department. The Audit Committee met with management and KPMG LLP to review and discuss the December 31, 2000 financial statements. The

Audit Committee also discussed with KPMG LLP the matters required by Statement of Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP the firm's independence.

     Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

                                            The Audit Committee:

                                            John E. Veasey (Chair)
                                            Gary R. Bahre
                                            Susan C. Crampton
                                            Katherine M. Greenleaf
                                            Philip A. Mason
                                            Malcolm W. Philbrook, Jr.
                                            Curtis M. Scribner

COMPENSATION OF DIRECTORS

     Fees. Directors of the Company, other than those directors who are employed by the Company or its subsidiaries, are paid an annual retainer of $17,250, $4,000 of which is in the form of restricted stock under the Company's Restricted Stock Plan for Non-Employee Directors, described below. In addition, directors, other than those who are employed by the Company or its subsidiaries, annually receive an option to purchase 2,000 shares of Common Stock under the 1995 Stock Option Plan for Non-Employee Directors, as amended, described below. All non-employee directors also receive $850 for attendance at each meeting of the Board of Directors of the Company and $750 for attendance at each meeting of its committees and reimbursement for travel time in excess of one hour at a rate of $25 per hour per meeting, up to a maximum of six hours. Directors who serve as Chairs of the various Board Committees are paid an additional annual retainer of $3,000.

     Restricted Stock Plan for Non-Employee Directors. In 1990, the Board of Directors and stockholders of the Company adopted the Restricted Stock Plan for Non-Employee Directors, pursuant to which a portion of the compensation of the non-employee directors of the Company is paid in shares of Common Stock. Pursuant to the Restricted Stock Plan, $4,000 of the amount of the annual fee payable to each non-employee director for service on the Board of Directors of the Company is payable solely in shares of Common Stock. Such fees are payable in one annual installment on the first day of July in each calendar year for service on the Board of Directors of the Company and any committee thereof in the first six months of such calendar year. The number of shares of Common Stock to be issued to each non-employee director on each payment date is determined by dividing such annual installment by the fair market value of such shares, which is defined in the Restricted Stock Plan to mean the closing price of the Common Stock on the last trading day preceding the relevant payment date, as reported in The Wall Street Journal.

     During any calendar year, the Board of Directors of the Company may elect to decrease the amount of the annual fee payable pursuant to the Restricted Stock Plan in the form of shares of Common Stock to each non-employee director for service on the Board of Directors of the Company and/or any committee thereof during the succeeding calendar year or to increase the amount of such annual fee payable in the form of shares of Common Stock to a dollar amount which does not exceed $10,000.

     The holders of shares of Common Stock acquired pursuant to the Restricted Stock Plan are entitled to all distributions made with respect thereto and all voting rights associated therewith. The shares of Common Stock issued under the Restricted Stock Plan may not be sold, hypothecated or transferred (including, without limitation, transfer by gift or donation), however, except that such restrictions shall lapse upon (a) death of the non-employee director; (b) disability of the non-employee director preventing continued service on the Board of Directors of the Company; (c) retirement of the non-employee director from service as a director of the Company in accordance with the Company's policy on retirement of non-employee directors then in effect; (d) termination of service as a director with the consent of a majority of the members of the Board of Directors of the Company, other than the non-employee director; or (e) a Change in Control, as defined in the Restricted Stock Plan. If a non-employee director ceases to be a director of the Company for any other reason, the shares of Common Stock issued to such director pursuant to the Restricted Stock Plan shall be forfeited and revert to the Company. Certificates evidencing the shares of Common Stock issued to non-employee directors pursuant to the Restricted Stock Plan contain a restrictive legend which notes the foregoing restrictions on transfer.

     In 2000, 261 shares of Common Stock were issued pursuant to the Restricted Stock Plan to each non-employee director of the Company.

     Directors' Stock Option Plan. In 1995, the Board of Directors and the stockholders of the Company adopted the 1995 Directors' Stock Option Plan, which was amended by the same in 1997 and 2000. The 1995 Director Plan authorizes the grant of stock options to non-employee directors of the Company at such times and in such amounts as may be determined by the Board of Directors of the Company or a committee thereof. The exercise price per share for each option granted under the 1995 Director Plan shall be the fair market value per share of the Common Stock on the day the option is granted.

     In 2000, options to purchase 2,000 shares of Common Stock were granted pursuant to the 1995 Director Plan to each non-employee director of the Company.

     Deferred Compensation Plan. The Company maintains a Deferred Compensation Plan which allows non-employee directors of the Company and its subsidiaries to defer all or any portion of the fees received from the Company. Benefits are payable upon the dates selected by the directors for the distribution in a lump sum or in equal annual installments over a period not to exceed ten years. A director may elect annually to have the amounts deferred treated as if they were hypothetically invested in Common Stock and/or such investments as shall be designated by the administrator of the Deferred Compensation Plan from time to time. During 2000, directors Levenson, Philbrook, Pizzagalli and Welch elected to defer certain of their compensation pursuant to the Deferred Compensation Plan.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following information is provided with respect to each person who currently serves as an executive officer of the Company but does not serve on the Company's Board of Directors. Except as set forth below, there are no arrangements or understandings between the Company and any such person pursuant to which such person has been elected an officer, and no such officer is related to any director or other officer of the Company by blood, marriage or adoption.

     Peter J. Verrill, 52, is Chief Operating Officer and Chief Financial Officer of the Company and was initially elected as Chief Operating Officer in January 1996. From 1988 through December 1995, Mr. Verrill served as Executive Vice President and Treasurer of the Company and as its Chief Financial Officer. Previously, Mr. Verrill served as Senior Vice President and Treasurer of Peoples Heritage Bank from February 1985 through January 1988, and as Executive Vice President, Chief Financial Officer and Treasurer of Peoples Heritage Bank from February 1988 through December 1995. Mr. Verrill, who is a certified public accountant, was Senior Vice President, Finance of a predecessor of Peoples Heritage Bank from 1982 to 1985. Mr. Verrill is a former director of United Way of Greater Portland, as well as a member of its Executive Committee and Chairman of its Finance Committee. Mr. Verrill is a director of TrainRiders Northeast and a director and treasurer of the Woodlands Club. Mr. Verrill is a member of the American Institute of Certified Public Accountants and the Maine Society of Public Accountants.

     Christopher W. Bramley, 59, was elected President and Chief Executive Officer of First Massachusetts Bank, N.A. and Executive Vice President of the Company in January 1999. From May through Decem-ber 1998, Mr. Bramley served as President and Chief Operating Officer of Family Bank, a predecessor of First Massachusetts Bank, NA. Previously, he was President and Chief Executive Officer of Safety Fund National Bank from February 1994 through April 1998. Prior to his tenure at Safety Fund National Bank, Mr. Bramley's banking career included over 29 years of service in various capacities at Worcester County National Bank/Shawmut Bank. Mr. Bramley is Area Vice President of Boy Scouts of America, director, Fitchburg By Design, Inc., director, Greater Worcester Community Foundation, Inc., director, Massachusetts Bankers Association, member, Board of Trustees of Mechanics Hall of Worcester, director, North Central Massachusetts Chamber of Commerce, director, New England College of Finance, member, Executive Committee of Worcester Foundation for Biomedical Research and member, Executive Committee of Worcester Municipal Research Bureau. Mr. Bramley also is a member of Robert Morris Associates, a professional association of lending and credit risk professionals.

     John W. Fridlington, 56, is Executive Vice President and Senior Loan Officer of the Company. Mr. Fridlington initially was elected Executive Vice President of the Company and Executive Vice President of Commercial Lending of Peoples Heritage Bank in January 1992. Mr. Fridlington was formerly Executive Vice President, Commercial Lending, at Heritage Bank for Savings in Holyoke, Massachusetts from 1988 to 1992. Prior to his tenure at Heritage Bank for Savings, Mr. Fridlington's banking career included over 20 years of service in various capacities at Community Savings Bank, BayBank Valley Trust Co., Mechanics Bank and New England Merchants Bank, all of which are located in Massachusetts. Mr. Fridlington serves as a director of the Park Danforth Corporation, a private non-profit housing corporation, the Susan Curtis Foundation, the Maine Children's Cancer Program, Coastal Enterprises, Inc. and OpSail Maine 2000. Mr. Fridlington also is a member of the Risk Management Association, a professional association of lending and risk management professionals.

     Andrew Greene, 57, was elected Executive Vice President of the Company in May 1999. Mr. Greene currently oversees the activities of Morse, Payson & Noyes Insurance, Heritage Investment Planning and The Stratevest Group, NA, the Company's insurance brokerage, financial planning and trust company subsidiaries, respectively. Mr. Greene was a director of the Company from 1991 to 1999; Chief Executive Officer of Legacy Co. Services, Inc. from 1998 to 1999; President, Chief Executive Officer and director of Blue Cross/Blue Shield of Maine and President, Chief Executive Officer and director of Blue Alliance Mutual Insurance Company, from 1991 to 1998; Chairman of the Board and Chief Executive Officer of Machigonne Agency, Inc. from 1991 to 1998; director, National Blue Cross and Blue Shield Association; Member, President's Council of Visitors, University of Southern Maine; member, Board of Corporators, Maine Medical Center Foundation; member, Board of Trustees, New Hampshire College; and member, Board of Directors of the Gulf of Maine Aquarium Development Corporation.

     Carol L. Mitchell, 45, was elected Executive Vice President of the Company and Peoples Heritage Bank effective January 1997. Ms. Mitchell joined the Company in August 1990 and was elected Senior Vice President, General Counsel and Clerk in 1992. Ms. Mitchell currently oversees the Legal Affairs, Human Resources, Community Development and Corporate Education and Training Departments of the Company. Prior to joining the Company, Ms. Mitchell's banking career included service in various capacities at Maine Savings Bank and the Bank of Boston. Ms. Mitchell is an attorney, admitted to practice law in Maine, and is a member of the American Bar Association, the Maine Bar Association and the Cumberland Bar Association. Ms. Mitchell also is a director of the Maine Coalition for Excellence in Education; a director of the New England Legal Foundation; a member of the Maine Chapter of the International Women's Forum; a corporator of Maine Health; a member of Corporate Partners of the University of Southern Maine; and a member of the Board of Visitors of the University of Maine School of Law.

     David J. Ott, 49, is Executive Vice President and Chief Banking Officer of the Company. Mr. Ott initially was elected President and Chief Executive Officer of Peoples Heritage Bank and an Executive Vice President of the Company in March 1999 and served as such until his election as Chief Banking Officer in June 2000. Prior to joining the Company, Mr. Ott served as Chairman, President and Chief Executive Officer of Fleet Bank of Maine. Mr. Ott's banking career has spanned over 20 years and included service in various positions in the commercial lending area of Fleet Financial Group and Fleet Bank of Maine. From July 1995 through June 1997, Mr. Ott served as President of Maine Rubber International. Mr. Ott serves on the Boards of

Directors of the Susan Curtis Foundation, the Portland Museum of Art, the Mitchell Scholarship Institute, the United Way of Greater Portland and the Maine Coalition for Excellence in Education. He is the 1999 Chairman of the annual fundraising campaign for Maine Medical Center.

     Thomas J. Pruitt, 58, has been Executive Vice President and Chief Administrative Officer of the Company since the Company acquired Banknorth Group, Inc. in May 2000. Previously, Mr. Pruitt served as Executive Vice President and Chief Financial Officer of Banknorth, a position he held from the time he joined Banknorth in 1989 until its acquisition by the Company. Mr. Pruitt served on the Executive Management Committee and as Chairman of Banknorth's Asset/Liability Management Committee. During his 11-year tenure with Banknorth, Mr. Pruitt, at one time or another, had responsibility for finance, mergers and acquisitions, strategic planning, retail credit, operations and technology, human resources, risk management, credit card operations and trust and mortgage banking subsidiaries. While in Burlington, Vermont, Mr. Pruitt served on the boards of The Flynn Theatre for the Performing Arts, Leadership Champlain, the Birds of Vermont Museum and the First United Methodist Church of Shelburne, Vermont.

     Wendy Suehrstedt, 42, was elected Executive Vice President and Chief Retail Banking Officer of the Company effective January 1997. Previously, Ms. Suehrstedt served as Senior Vice President of Retail and Small Business Banking at Peoples Heritage Bank from 1994 to 1997 and Senior Vice President of the Company in charge of Commercial Credit Policy and Administration from 1991 to 1994. She joined Peoples Heritage Bank as Vice President of Commercial Loan Review in 1990. Ms. Suehrstedt is Vice Chairman of the Community Investment Division of the United Way of Greater Portland and a member of the Board of Directors of the Childrens' Museum of Maine. Ms. Suehrstedt is a past Chairman of the Maine Group of Robert Morris Associates, a professional association of lending and credit risk professionals.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as to the Common Stock beneficially owned as of December 31, 2000 by (i) each of our nominees for election as director and each of our directors whose term will continue after the annual meeting, (ii) each of our executive officers named in the Summary Compensation Table below and (iii) all of our nominees for director, directors whose terms will continue after the annual meeting and executive officers as a group. As of December 31, 2000, no person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), was known to us to be the beneficial owner of 5% or more of the outstanding Common Stock.

                                                              SHARES BENEFICIALLY OWNED
                                                              AS OF DECEMBER 31, 2000(1)
                                                              --------------------------
                  NAME OF BENEFICIAL OWNER                      AMOUNT          PERCENT
                  ------------------------                    ----------        --------
Directors:
  Gary R. Bahre.............................................     23,473(2)         --
  P. Kevin Condron..........................................     54,260(2)         --
  George W. Dougan..........................................    249,692(2)         --
  Luther F. Hackett.........................................     89,584(2)         --
  Dana S. Levenson..........................................     35,416(2)         --
  John M. Naughton..........................................     47,223(2)         --
  Malcolm W. Philbrook, Jr..................................     94,851(2)(3)      --
  Angelo Pizzagalli.........................................    100,623(2)
  Pamela P. Plumb...........................................     30,433(2)         --
  William J. Ryan...........................................    509,606(4)         --
  Curtis M. Scribner........................................     29,250(2)         --
  Paul R. Shea..............................................     47,354(2)         --
  John E. Veasey............................................    304,316(2)         --
  Patrick E. Welch..........................................      4,700
Executive officers who are not directors
  and who are named in the Summary Compensation Table below:
  Peter J. Verrill..........................................    265,956(4)         --
  David J. Ott..............................................     60,805(4)         --
  Thomas J. Pruitt..........................................    141,267(4)         --
  Christopher W. Bramley....................................    164,924(4)         --
All nominees for director, directors whose terms will
  continue and executive officers of the Company as a group
  (23 persons)..............................................  2,777,704(5)(6)     2.0%

---------------
(1) The number of shares beneficially owned by the persons set forth above is determined under rules under Section 13 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of Common Stock if he or she directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares and all individual holdings amount to less than 1% of the issued and outstanding Common Stock.

                                                   (continued on following page)

(2) Includes options to purchase shares of Common Stock pursuant to the 1995 Director Plan, as follows:

                            NAME                              NO. OF SHARES
                            ----                              -------------
Gary R. Bahre...............................................      2,000
P. Kevin Condron............................................      6,500
Dana S. Levenson............................................     12,500
John M. Naughton............................................      4,000
Malcolm W. Philbrook, Jr....................................     12,500
Pamela P. Plumb.............................................     12,500
Curtis M. Scribner..........................................     10,500
Paul R. Shea................................................      8,500
John E. Veasey..............................................      8,500

---------------
    Also includes (i) in the case of Mr. Condron, options to purchase 10,672 shares of Common Stock granted by CFX Corporation and converted into options to acquire Common Stock in connection with its merger into the Company; (ii) in the case of directors Dougan, Hackett and Pizzagalli, options to purchase 164,467, 3,650 and 1,825 shares of Common Stock, respectively, granted by Banknorth Group, Inc. and converted to options to acquire Common Stock in connection with its merger into the Company; and (iii) in the case of Mr. Naughton, options to purchase 4,500 shares of Common Stock granted by SIS Bancorp, Inc. and converted into options to acquire Common Stock in connection with the acquisition of SIS Bancorp Inc. by the Company.

(3) Includes 3,340 shares held by one entity for which Mr. Philbrook serves as director; beneficial ownership of such shares is shared with the other members of the investment committee. Also includes 28,832 shares held in various trusts for which Mr. Philbrook serves as sole trustee or in one case as co-trustee; beneficial ownership of 5,010 of such shares is shared with a co-trustee.

(4) Includes shares over which an officer has voting power pursuant to our 401(k) Plan and Profit Sharing Employee Stock Ownership Plan and options to purchase shares of Common Stock granted pursuant to our stock option plans which are exercisable within 60 days of December 31, 2000, as follows:

                                                       PROFIT SHARING     CURRENTLY
                                                       EMPLOYEE STOCK    EXERCISABLE
                                        401(k) PLAN    OWNERSHIP PLAN      OPTIONS
                                        -----------    --------------    -----------
William J. Ryan.....................      55,594           7,808           402,908
Peter J. Verrill....................          --           7,806           227,786
David J. Ott........................      17,305              --            38,500
Thomas J. Pruitt....................          --              --            83,948
Christopher W. Bramley..............          --             521           113,608

(5) Includes an aggregate of 123,974 shares of Common Stock which are held by the trusts established pursuant to our 401(k) Plan (85,549 shares) and our Profit Sharing Employee Stock Ownership Plan (39,425 shares) on behalf of executive officers of the Company as a group. Also includes 866,750 shares which may be acquired by directors and executive officers as a group upon the exercise of outstanding stock options which are exercisable within 60 days of December 31, 2000; shares subject to the foregoing stock options are deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by directors and executive officers of the Company as a group.

                                                   (continued on following page)

(6) Does not include shares directly or indirectly owned as of December 31, 2000 by current directors of the Company whose terms will not continue after the annual meeting, as follows:

NAME                                                      NO. OF SHARES
----                                                      -------------
Thomas J. Amidon, Esq...................................     46,140
Susan C. Crampton, C.P.A................................     34,024
Katherine M. Greenleaf..................................     25,990
Douglas S. Hatfield.....................................     70,332
David D. Hindle.........................................     94,057
Philip A. Mason.........................................     39,270
Seth A. Resnicoff.......................................     47,998

     Inclusive of such shares, all directors and executive officers of the Company as a group (30 persons) beneficially owned 3,135,515 shares, or 2.2% of the outstanding Common Stock, as of December 31, 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Exchange Act, our directors and executive officers and certain persons who own more than 10% of the Common Stock are required:

     - to file reports of their ownership of the Common Stock and any changes in that ownership with the Securities and Exchange Commission and the National Association of Securities Dealers by specific dates, and

     - to furnish us with copies of the reports.

     Based on our records and other information, we believe that all of these filing requirements were satisfied by our directors and executive officers in 2000, except that each of Messrs. George W. Dougan, John W. Fridlington, Douglas
S. Hatfield, David D. Hindle, John M. Naughton and William J. Ryan filed a required report for sales of Common Stock one day late and David D. Hindle filed a required report approximately one month late in connection with the exercise of stock options.

                     COMPENSATION OF EXECUTIVE OFFICERS AND
                          TRANSACTIONS WITH MANAGEMENT

     The following table discloses compensation received by our chief executive officer and our four other most highly-compensated executive officers for the three years ended December 31, 2000.

SUMMARY COMPENSATION TABLE

                                                                                  LONG -TERM COMPENSATION
                                                                             ----------------------------------
                                             ANNUAL COMPENSATION                    AWARDS           PAYOUTS($)
                                    --------------------------------------   ---------------------   ----------
                                                                OTHER        RESTRICTED
                                                               ANNUAL          STOCK      OPTIONS/      LTIP         ALL OTHER
     EXECUTIVE OFFICER       YEAR   SALARY($)   BONUS($)   COMPENSATION($)   AWARDS($)    SARs(#)    PAYOUTS($)   COMPENSATION($)
     -----------------       ----   ---------   --------   ---------------   ----------   --------   ----------   ---------------
                                       (1)        (2)            (3)            (4)         (5)                         (6)
William J. Ryan............  2000   $648,849    $232,750       $4,909         $     0      135,000       0            $ 7,569
Chairman, President and      1999    579,397     401,030        3,098               0      108,000       0              9,600
  Chief Executive Officer    1998    526,360     231,525        5,053               0      135,000       0              9,600

Peter J. Verrill...........  2000    342,678      91,250        6,123               0       63,000       0              7,569
Executive Vice President,    1999    323,048     224,610        6,469               0       50,400       0              9,600
  Chief Operating Officer    1998    314,106     130,985        2,784               0       75,000       0              9,600
  and Chief Financial
  Officer

David J. Ott...............  2000    281,609      69,800        5,640               0       42,000       0              4,571
Executive Vice President     1999    190,385     116,594        3,099          93,700       77,000       0                  0
  of the Company and Chief
  Banking Officer (7)

Thomas J. Pruitt...........  2000    247,308      49,462        6,795               0       40,500       0             56,676
Executive Vice President
  of the Company and Chief
  Administrative Officer(8)

Christopher W. Bramley.....  2000    266,916      50,000        6,640               0       40,500       0              7,569
Executive Vice President     1999    245,209     143,500        4,889               0       32,400       0              9,600
  of the Company and Chief
  Executive Officer of
  First Mass Bank(9)

---------------
(1) In addition to the base salaries, amounts disclosed in this column include
    (i) amounts deferred pursuant to our Deferred Compensation Plan, which generally allows eligible officers to defer up to 35% of their salaries, and
    (ii) amounts deferred pursuant to our 401(k) Plan, which generally allows employees of the Company and participating subsidiaries to defer up to 25% of their compensation, subject to applicable limitations in Section 401(k) of the Internal Revenue Code. Executive officers are considered for base salary adjustments each April 1.

(2) Bonuses were earned under our Annual Incentive Compensation Program in the year indicated and paid early in the following year. Amounts disclosed in this column include bonuses deferred pursuant to our Deferred Compensation Plan.

(3) Includes the value of Company-owned automobiles and club memberships which in each case amount to substantially less than the lesser of either $50,000 or 10% of the total of annual salary and bonus for the respective named executive officers.

(4) Consists of awards of restricted stock pursuant to the 1996 Equity Plan. At December 31, 2000, the value of the restricted stock grant to Mr. Ott was $75,262. Three thousand (3,000) shares vest on the third anniversary of the grant date, one thousand (1,000) shares vest on the fourth anniversary of the grant date and the final one thousand (1,000) shares vest on the fifth anniversary of the grant date. Dividends with respect to the restricted shares are paid directly to Mr. Ott.

(5) Consists of awards granted pursuant to our stock option plans.

(6) Includes matching contributions by us pursuant to our 401(k) Plan and, in 1999, contributions by us pursuant to our Profit Sharing Employee Stock Ownership Plan. Contributions to the Profit Sharing Employee Stock Ownership Plan in 2000 have not yet been allocated to individuals by the Plan's recordkeeper. This contribution, when allocated, will approximate 1.0%-1.5% of W-2 compensation up to

                                                   (continued on following page)
    the allowed limit of $170,000. In the case of Mr. Pruitt the amount disclosed in this column also includes a payment of $50,000 to cover relocation expenses.

(7) Mr. Ott became an executive officer of the Company effective March 8, 1999.

(8) Mr. Pruitt became an executive officer of the Company as a result of its acquisition of Banknorth Group, Inc. in May 2000. The compensation reported above includes amounts paid to Mr. Pruitt by Banknorth Group, Inc. prior to acquisition.

(9) Mr. Bramley became an executive officer of the Company effective January 1, 1999.

OPTIONS/SAR GRANTS IN 2000

     The following table provides information relating to option grants pursuant to our stock option plans during 2000 to our named executive officers.

                                                                                     POTENTIAL REALIZABLE
                                                                                       VALUE AT ASSUMED
                                             INDIVIDUAL GRANTS                       RATES OF STOCK PRICE
                          --------------------------------------------------------     APPRECIATION FOR
                                    PERCENT OF TOTAL                                    OPTION TERM(4)
                          OPTIONS       OPTIONS        EXERCISE      EXPIRATION      ---------------------
   EXECUTIVE OFFICER      GRANTED      GRANTED TO       PRICE           DATE            5%         10%
   -----------------      -------   ----------------   --------   ----------------   --------   ----------
William J. Ryan.........  90,000          5.51%        $16.6875   October 24, 2010   $944,521   $2,393,602
                          45,000          2.75          15.0625   July 6, 2010        426,273    1,080,259
Peter J. Verrill........  42,000          2.57          16.6875   October 24, 2010    440,777    1,117,014
                          21,000          1.29          15.0625   July 6, 2010        198,927      504,121
David J. Ott............  42,000          2.57          16.6875   October 24, 2010    440,777    1,117,014
Thomas J. Pruitt........  27,000          1.65          16.6875   October 24, 2010    283,356      718,080
                          13,500          0.83          15.0625   July 6, 2010        127,882      324,077
Christopher W.
  Bramley...............  27,000          1.65          16.6875   October 24, 2010    283,356      718,080
                          13,500          0.83          15.0625   July 6, 2010        127,882      324,077

---------------
(1) Options vest and become exercisable 50% per year commencing on the first anniversary of the date of grant. None of the indicated awards were accompanied by stock appreciation rights.

(2) Percentage of options to purchase an aggregate of 1,532,212 shares of Common Stock granted to all employees during 2000.

(3) The exercise price was based on the market price of the Common Stock on the date of grant.

(4) Assumes future stock prices of $27.18 and $43.28 for options granted on October 24, 2000, and $24.54 and $39.07 for options granted on July 7, 2000 at compounded rates of return of 5% and 10%, respectively. No discount has been applied to determine a net present value of each award; however, a 7.0% discount would yield real values of 51% of the values shown under the 5% and 10% columns, respectively.

AGGREGATED OPTION/SAR EXERCISES IN 2000 AND YEAR-END OPTION/SAR VALUES

     The following table provides information relating to option/SAR exercises in 2000 by our named executive officers and the value of such officers' unexercised options/SARs at December 31, 2000.

                                                                                           VALUE OF UNEXERCISED
                                                                   NUMBER OF                   IN-THE-MONEY
                                                                 OPTIONS/SARs                 OPTIONS/SARs AT
                                                                AT YEAR END(#)                YEAR END($)(1)
                          SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
   EXECUTIVE OFFICER      ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
   -----------------      ---------------   -----------   -----------   -------------   -----------   -------------
William J. Ryan.........      344,928       $4,095,711      402,908        249,000      $1,704,280     $1,074,124
Peter J. Verrill........        2,000            1,625      227,786        118,200       1,262,526        515,759
David J. Ott............           --               --       38,500         80,500          64,300        200,821
Thomas J. Pruitt........           --               --       83,948         40,500         584,172        153,583
Christopher W.
  Bramley...............           --               --      113,608         56,700         497,449        191,728

---------------
(1) Based on a per share market price of $19.938.

PENSION PLAN

     The following table sets forth the estimated benefits payable under our qualified defined benefit retirement plan for all eligible employees. This benefit and a supplemental benefit (for those executive officers covered under a supplemental retirement plan, as described below) provide a competitive total pension benefit plan. Covered compensation in the following table is limited to the $170,000 ceiling as provided under the Omnibus Budget Reconciliation Act of 1993.

                                            10         15         20         25          30
                                           YEARS      YEARS      YEARS      YEARS      YEARS
CAREER AVERAGE                              OF         OF         OF         OF          OF
COMPENSATION                              SERVICE    SERVICE    SERVICE    SERVICE    SERVICE
--------------                            -------    -------    -------    -------    --------
$125,000................................  $24,456    $36,684    $48,912    $61,141    $ 73,369
 150,000................................   29,831     44,747     59,662     74,578      89,494
 170,000................................   34,131     51,197     68,262     85,328     102,394

---------------
(1) Benefit formula is 1.5% of career average earnings plus 0.65% of career average earnings above covered compensation. For 2001, year of retirement covered compensation equals $37,212.

(2) Career average salary limited to $170,000.

(3) Maximum allowable annual benefit for 2001 is $140,000.

     The maximum annual compensation which may be taken into account under qualified plans is indexed for inflation after 1994.

     At December 31, 2000, Messrs. Ryan, Verrill, Ott, Pruitt and Bramley had eleven, twenty-three, two, zero and three years of credited service under the Company's defined benefit pension plan, respectively.

     The Company and each of Messrs. Ryan and Verrill have entered into supplemental retirement agreements which provide for a cumulative retirement benefit (together with qualified plan benefits and other integrated benefits, as set forth below) equal to 65% of each such executive's respective compensation for the highest five consecutive of the last ten years of the executive's employment. Compensation includes annual salary and bonuses, but excludes amounts paid pursuant to any stock option, stock appreciation right or other long-term compensation plans of the Company. We do not believe that the covered compensation for this purpose differs substantially (by more than 10%) from that set forth in the Summary Compensation Table set forth above. The benefits under the supplemental retirement agreements for covered executives generally are integrated with, and thus reduced by, (i) 50% of the officer's primary Social Security benefit estimated at the normal retirement age of 65; (ii) the annual amount of benefits payable to the officer at age 65 on a life annuity basis from the qualified defined benefit retirement plan maintained by the Company; (iii) the annual amount of benefits payable on the same basis of that portion of the account balances attributable to contributions by the Company to any and all qualified defined contribution retirement plans maintained by the Company; and (iv) the annual amounts of benefits payable on the same basis attributable to contributions by the Company to any other qualified or non-qualified retirement plans or agreements maintained or entered into by the Company. Each of the supplemental retirement agreements provides for a reduction in the benefit to be provided if the executive does not complete 25 years of service with the Company or any of its subsidiaries.

     At December 31, 2000, the expected annual benefits under the supplemental retirement agreements with Messrs. Ryan and Verrill were $262,775 and $66,184, respectively, assuming level future salaries and an 8% return on defined contribution investment accounts. These figures are based on eight and 13 years until retirement for Messrs. Ryan and Verrill, respectively.

     The Company also has entered into supplemental retirement agreements with Messrs. Ott and Pruitt and certain other executive officers of the Company. The agreements provide that each executive shall receive a supplemental pension benefit upon retirement equal to the amount necessary to provide the executive with the normal benefits payable under the Company's defined benefit pension plan without regard to the $170,000 plan compensation limitation under Section 401 of the Code or the limitations contained in Section 415 of the Code. At December 31, 2000, the expected annual benefit under the agreements with Messrs. Ott and Pruitt were $48,237 and $72,339, respectively, assuming level future salaries and an 8% return on defined contribution investment accounts. This figure is based upon 16 years and six years until retirement for Messrs. Ott and Pruitt, respectively.

     In connection with the acquisition of CFX, the Company assumed the supplemental retirement agreement in effect between CFX and Mr. Bramley. The agreement provides for a lump sum payment at retirement which is the accumulated value of a rabbi trust to which the Company makes an annual $30,000 contribution.

SEVERANCE AGREEMENTS

     The Company has entered into severance agreements with Messrs. Ryan, Verrill, Ott, Pruitt and Bramley and certain of the other executive officers of the Company, pursuant to which these officers would receive specified benefits in the event that their employment was terminated by the Company other than for cause, disability, retirement or death following a "change in control" of the Company, as defined, or the officers terminated their employment under such circumstances for "good reason," as defined. The benefits payable under such circumstances include a lump sum payment equal to three times (in the case of Messrs. Ryan, Verrill, Ott, Pruitt and Bramley) and three or two times (in the case of other executive officers) the sum of (i) the officer's annual salary at the rate in effect at the specified time and (ii) the greatest of the bonuses paid to such officer or accrued on his or her behalf in either the year in which the change in control occurred or the immediately preceding year. For purposes of determining the executive's benefit under the executive's supplemental retirement agreement with the Company, the severance agreements also provide that the named executives shall be credited with three years (or two years in the case of certain other executive officers) of age and service. In addition, each such officer would be entitled under such circumstances to be covered at the expense of the Company by the same or equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect for the officer immediately prior to termination of his or her employment until the earlier of three years (in the case of the named executives) and three or two years (in the case of other executive officers) following termination of employment or the date the officer has commenced new employment which provides comparable benefits. The agreements also provide that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code, and such payments will cause the executive officer to incur an excise tax under the Internal Revenue Code, the Company shall pay the executive officer an amount such that after payment of all federal, state and local income tax and any additional excise tax, the executive will be fully reimbursed for the amount of such excise tax. Excess parachute payments generally are payments in excess of three times the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date of a change in control of the employer ("base amount"). Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

     The Company has also agreed to honor the obligations of Banknorth under a July 9, 1998 Change-in-Control Agreement with Mr. Pruitt for a one-year period ending on May 10, 2001. If Mr. Pruitt's employment is terminated by Mr. Pruitt or by the Company other than for cause during this one-year period, he will be entitled to receive the payments and benefits set forth in the July 9, 1998 Change-in-Control Agreement.

REPORT OF THE HUMAN RESOURCES COMMITTEE

     In accordance with rules adopted by the Securities and Exchange Commission, the Human Resources Committee of the Board of Directors of the Company makes this report on executive compensation for the year ended December 31, 2000.

     During 2000, the members of the Human Resources Committee were Dana S. Levenson (Chairman), Douglas S. Hatfield, Pamela P. Plumb, Paul R. Shea, John M. Naughton, Malcolm W. Philbrook and George W. Dougan. Director Dougan became a member of the Committee in July 2000.

     One of the responsibilities of the Human Resources Committee is to determine the compensation of the executive officers of the Company. The components of compensation include salary, bonuses under an annual incentive program, stock options under the Company's stock option plans and contributions by the Company under its defined benefit Pension Plan, 401(k) Plan and Profit Sharing Employee Stock Ownership Plan. The bases for determining contributions to the Company's Pension Plan, 401(k) Plan and Profit Sharing Employee Stock Ownership Plan are the same for all participants in those plans, including executive officers.

     Our philosophy is to align executive compensation with the interests of the Company's stockholders and to determine the components of executive compensation to accomplish the following objectives:

     - to reward executives for enhancement of shareholder value as reflected in the Company's annual earnings performance and the market price of the Common Stock;

     - to balance rewards for accomplishments of short and long-term performance goals;

     - to sponsor a pay-for-performance structure which awards executives with above-market levels of compensation when the Company outperforms its forecasted earnings per share targets and below-market compensation when financial performance trails its earnings per share targets.

     - to have greater portions of total compensation at risk for performance as the management level increases;

     - to encourage ownership of Common Stock through annual grants of stock options, not only to highly-compensated executives of the Company, but also to management personnel throughout the Company; and

     - to attract and retain highly-qualified executives critical to the Company's long-term success.

     Our compensation strategy is to provide executives, including the President and Chief Executive Officer, with conservatively competitive base salaries along with performance-based annual and long-term incentives which provide an appropriate balance and focus between near-term and long-term objectives of the Company. Our compensation model for executives of the Company targets total compensation to be competitive (at least the 50th percentile) when measured against a range of selected comparable companies, including bank holding companies and banks in the Company's size range. Comparability is established based on several criteria, including size and scope of business. This comparative analysis was carried out in 2000 with the assistance of Towers Perrin, a nationally-recognized independent consulting firm. The Committee also retained Frederic W. Cook & Co., Inc. ("Cook"), a nationally-recognized executive compensation consulting firm, as an independent consultant to the Committee, to review survey data and make recommendations with respect to the salary of the President and Chief Executive Officer. The comparison group is broader than the bank holding company and bank group utilized in the performance graph below, and contains some but not all of the bank holding companies and banks in that group. We believe that the broader group provides a sounder and more appropriate basis for comparison in setting compensation levels because of similarities in size and scope of business with the Company. We also seek to ensure that compensation reflects annual evaluations of corporate and individual performance. Except as otherwise described below, we adjusted salaries in 2000 based on this methodology and with the assistance of Towers Perrin.

     Mr. Ryan's salary was increased from $595,000 to $665,000 during 2000, which was at the mid-range of the selected comparison group. Mr. Ryan's salary, after adjustment in 1999, was at the mid-point for that year, consistent with the policy described above. The mid-point for comparable companies increased in 2000, and due to the continued excellent results achieved by the Company in 1999, we determined that an increase in salary to the new market median was appropriate.

     The annual bonus plan provided for payouts at specific targets of 55%, 45% and 40% of base salary range mid-point for the President and Chief Executive Officer, the Chief Operating Officer and certain Executive Vice President levels, respectively, upon achieving earnings per share results, with a maximum payout of 100%, 75% and 70%, respectively. As a result of the Company's earnings for 2000, bonuses for Messrs. Ryan, Verrill, Ott, Pruitt and Bramley were $232,750, $91,250, $69,800, $49,462 and $50,000, respectively.

     We award stock options annually at market exercise prices. In 1994, Cook evaluated long-term compensation and determined that it was appropriate for us to establish share guidelines for the annual grant of stock options to ensure comparability with the grants of stock options to executives at comparable companies. In accordance with recommendations made by Towers Perrin, we updated share guidelines for the grant of stock options in 1998, which were intended to be competitive with grants of stock options to executives of comparable companies. We also retained Cook as an independent consultant to review share guidelines with respect to option grants to the President and Chief Executive Officer. As a result of this market based model, on October 24, 2000, we granted options to purchase 90,000 shares, 42,000 shares, 42,000 shares, 27,000 shares and 27,000 shares to Messrs. Ryan, Verrill, Ott, Pruitt and Bramley, respectively.

     In recognition of the significant effort required in closing and integrating the acquisition of Banknorth Group Inc., we granted stock options to certain members of management, including options to purchase 45,000 shares, 21,000 shares, 13,500 shares and 13,500 shares to Messrs. Ryan, Verrill, Pruitt and Bramley, respectively.

     In 1997, the Company established guidelines for executive management investment in Common Stock. An executive will be expected to hold shares having a value determined as a multiple of base salary. Both direct and indirect ownership (i.e. through certain family trusts), and ownership through employee benefit plans will be taken into account. For Messrs. Ryan, Verrill and Ott, the expected level of investment in Common Stock is four, three and three times base salary, respectively, and for the other named executives the expected level is two times base salary. Executive officers have five years to achieve the desired level of investment.

     In 1998, recommended guidelines also were developed for director investment in Common Stock. A director is expected to hold shares having a value equal to five times the annual retainer. Both direct and indirect ownership (i.e. through certain family trusts) is taken into account. Directors have five years to achieve the desired level of investment.

     We have considered changes in the Internal Revenue Code pursuant to which publicly-held companies will be subject to a maximum income tax deduction of $1 million with respect to annual compensation paid to any one of the Chief Executive Officer or the other officers appearing in the Summary Compensation Table above (with certain exceptions for performance-based compensation). Compensation resulting from the exercise of stock options is not taken into consideration in applying this limit if certain requirements are met; the stock options granted pursuant to the Company's 1996 Equity Plan have been structured with the intent of meeting such requirements. In 1999, we voted to amend the Deferred Compensation Plan to provide for the automatic deferral of an executive's bonus to the extent the executive's annual earnings subject to the limit would otherwise exceed $1 million. Amounts thus deferred will be paid after the executive has terminated employment. The $1 million limit does not apply to payments made following termination of employment.

     The Human Resources Committee:

Dana S. Levenson, Chairman
George W. Dougan
Douglas S. Hatfield
John M. Naughton
Pamela P. Plumb
Malcolm W. Philbrook
Paul R. Shea

PERFORMANCE GRAPH

     The following graphs compare the yearly cumulative total return on the Common Stock over a five-year measurement period (December 31, 1995 to December 31, 2000) and a ten-year measurement period (December 31, 1990 to December 31,
2000) with (i) the yearly cumulative total return on the stocks included in the Standard & Poor's 500 Stock Index and (ii) the yearly cumulative total return on the stocks included in the Keefe Bruyette & Woods, Inc. index of the 50 largest commercial banking organizations in the United States . All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.
[STOCK PERFORMANCE CHART]

                                                                                                          BANKNORTH GROUP, INC.
                                                      S&P 500 INDEX               KBW 50 INDEX                   (BKNG)
                                                      -------------               ------------            ---------------------
12/31/95                                                 100.00                      100.00                      100.00
3/31/96                                                  105.36                      110.62                       96.31
6/30/96                                                  110.08                      111.11                       90.97
9/30/96                                                  113.45                      124.76                      105.13
12/31/96                                                 122.90                      141.46                      126.69
3/31/97                                                  126.22                      148.02                      139.95
6/30/97                                                  148.20                      170.07                      173.19
9/30/97                                                  159.29                      195.41                      194.35
12/31/97                                                 163.85                      206.80                      212.26
3/31/98                                                  186.66                      230.42                      223.65
6/30/98                                                  192.80                      230.87                      220.04
9/30/98                                                  173.66                      181.54                      168.09
12/31/98                                                 210.58                      223.91                      188.45
3/31/99                                                  221.06                      230.72                      170.69
6/30/99                                                  236.61                      246.65                      179.48
9/30/99                                                  221.87                      209.74                      159.76
12/31/99                                                 254.83                      216.14                      145.90
3/31/00                                                  260.63                      221.07                      146.50
6/30/00                                                  253.70                      205.47                      150.77
9/30/00                                                  251.25                      251.63                      177.24
12/31/00                                                 231.62                      259.50                      198.93

                                                                                                          BANKNORTH GROUP, INC.
                                                      S&P 500 INDEX               KBW 50 INDEX                   (BKNG)
                                                      -------------               ------------            ---------------------
12/31/90                                                 100.00                      100.00                       100.00
                                                         114.47                      127.30                       175.00
                                                         114.22                      134.26                       100.00
                                                         120.33                      155.93                        83.33
12/31/91                                                 130.34                      158.27                        87.50
                                                         127.06                      168.67                       183.33
                                                         129.48                      178.45                       258.33
                                                         133.56                      174.42                       212.50
12/31/92                                                 140.25                      201.68                       325.00
                                                         146.36                      216.77                       362.50
                                                         147.05                      216.35                       325.00
                                                         150.81                      222.69                       387.50
12/31/93                                                 154.30                      212.85                       400.00
                                                         148.50                      209.05                       345.83
                                                         149.13                      224.77                       443.67
                                                         156.43                      219.96                       496.57
12/31/94                                                 156.39                      201.99                       407.36
                                                         171.57                      229.04                       432.31
                                                         187.90                      261.79                       518.08
                                                         202.78                      303.92                       634.83
12/31/95                                                 214.95                      323.52                       796.58
                                                         226.48                      357.89                       767.16
                                                         236.62                      359.47                       724.66
                                                         243.88                      403.61                       837.41
12/31/96                                                 264.18                      457.64                      1009.19
                                                         271.31                      478.87                      1114.79
                                                         318.57                      550.20                      1379.62
                                                         342.41                      632.17                      1548.18
12/31/97                                                 352.20                      669.03                      1690.79
                                                         401.23                      745.46                      1781.58
                                                         414.43                      746.92                      1752.78
                                                         373.29                      587.32                      1338.97
12/31/98                                                 452.65                      724.41                      1501.44
                                                         475.17                      746.42                      1359.66
                                                         508.61                      797.94                      1429.72
                                                         476.91                      678.56                      1272.59
12/31/99                                                 547.78                      699.25                      1162.17
                                                         560.23                      715.20                      1167.00
                                                         545.33                      664.75                      1201.03
                                                         540.08                      814.07                      1411.83
12/31/00                                                 497.88                      839.52                      1584.60

INDEBTEDNESS OF MANAGEMENT

     Our directors, officers and employees are permitted to borrow from our banking subsidiaries in accordance with the requirements of federal and state law. All loans made by our banking subsidiaries to directors and executive officers or their related interests have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. We believe that at the time of origination these loans neither involved more than the normal risk of collectibility nor presented any other unfavorable features.

CERTAIN TRANSACTIONS

     The law firm of Crocker, Philbrook & Crouch, P.A., of which Malcolm W. Philbrook, Jr. is a partner, provides legal services to Peoples Heritage Bank, NA from time to time in the ordinary course of business. Hackett & Co., of which Luther F. Hackett is a principal, provides employee benefit plan recordkeeping services from time to time to The Stratevest Group, N.A. in the ordinary course of business.

     We believe that the foregoing transactions are fair to and in the best interests of the Company and its stockholders.

          PROPOSAL TO AMEND THE 1996 EQUITY INCENTIVE PLAN TO INCREASE
             THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER
                                 (PROPOSAL TWO)

     Since 1991, we have emphasized the grant of stock options at market rate exercise prices as a means of providing long-term incentive compensation to, and encouraging a long-term commitment by, a broad number of our employees. These grants have been made pursuant to the 1996 Equity Plan and a predecessor stock option plan. As of December 31, 2000, 1,585,248 shares of Common Stock remained available for grant pursuant to the 1996 Equity Plan and no shares of Common Stock remained available for grant pursuant to a predecessor stock option plan.

     We believe that stock options and other stock compensation have enhanced our ability to meet our long-term goals and intend to continue to utilize this means of compensation for our employees. The number of shares remaining for grant under the 1996 Equity Plan, however, is insufficient to permit awards which we expect to make in future years pursuant to our normal compensation practices. Accordingly, on January 23, 2001, the Board of Directors unanimously adopted, subject to stockholder approval at the annual meeting, an amendment to the 1996 Equity Plan which increases the number of shares of Common Stock which may be issued pursuant to the 1996 Equity Plan by 7,000,000 shares.

MATERIAL FEATURES OF THE 1996 EQUITY PLAN

     The following brief description of the material features of the 1996 Equity Plan is qualified in its entirety by reference to the full text of the 1996 Equity Plan, a copy of which is attached to this proxy statement as Annex B.

     The 1996 Equity Plan is administered by a committee designated by the Board of Directors consisting of not less than two "non-employee directors," as defined in Rule 16b-3 under the Exchange Act (the "Committee"). Currently, the Human Resources Committee of the Board of Directors serves in this capacity. The Committee has, among other powers, the power to interpret and administer the 1996 Equity Plan and any instrument or agreement relating thereto, as well as to establish, amend, suspend or waive such rules and regulations as it shall deem appropriate in connection with its administration of the 1996 Equity Plan.

     The 1996 Equity Plan also may be administered by the Board of Directors of the Company. In the event of such administration by the Board of Directors, all references to the Committee in the 1996 Equity Plan shall be deemed to refer to the Board of Directors.

     The Committee has sole and complete authority to grant to eligible participants one or more equity awards, including incentive stock options and/or nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, performance awards and other stock-based awards, or any combination thereof. The Committee has the sole discretion to determine the number or amount of shares, units, cash or other rights or awards to be awarded to any participant; however, subject to adjustment as provided in the 1996 Equity Plan, no participant may receive awards under the 1996 Equity Plan in any calendar year that relate to more than 300,000 shares.

     Subject to the restrictions described below, the Committee in its sole discretion shall establish the exercise price, grant price or value of awards. All stock options which are granted under the 1996 Equity Plan shall have a per share exercise price which is not less than 100% of the fair market value of a share of Common Stock on the date of grant, and all restricted stock units shall have a value equal to the fair market value of a share of Common Stock. Currently, the fair market value of a share of Common Stock for purposes of the 1996 Equity Plan generally shall be the closing price of a share of Common Stock on the Nasdaq Stock Market's National Market on the day in question.

     Each award will be evidenced by an award agreement that will be delivered to the participant specifying the terms and conditions of the award and any rules applicable to such award. Upon a "Change in Control" of the Company, as defined in, and subject to certain limitations under, the 1996 Equity Plan, all outstanding awards will vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of award granted. Awards are nontransferable; however, an award may be transferable under the 1996 Equity Plan to the extent determined by the Committee and set forth in the applicable award agreement if such award agreement provisions do not disqualify such award for exemption under Rule 16b-3, if such award is not intended to qualify for exemption under Rule 16b-3 or, with respect to awards which are incentive stock options, if such provisions do not prevent the incentive stock options from qualifying as such under applicable laws and regulations.

     Unless sooner terminated, the 1996 Equity Plan shall remain in effect for a period of ten years ending on the tenth anniversary of its adoption by the Board of Directors of the Company on February 13, 1996. Termination of the 1996 Equity Plan shall not affect any awards previously granted thereunder and such awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

ELIGIBLE PARTICIPANTS

     Under the 1996 Equity Plan, any employee of the Company or the Company's affiliates who is not a member of the Committee may be designated by the Committee as a participant and receive awards thereunder. This currently includes the chief executive officer, who is a director, eight other executive officers and, as of December 31, 2000, approximately 5,000 other employees. Non-employee directors of the Company are not eligible to receive awards under the 1996 Equity Plan.

SHARES RESERVED UNDER THE 1996 EQUITY PLAN

     The number of shares of Common Stock that may be issued pursuant to the 1996 Equity Plan initially was equal to 2,500,000, which was increased to 6,000,000 upon approval by the Board of Directors and stockholders of the Company in early 1998 (in each case as adjusted for a two-for-one split of the outstanding Common Stock in May 1998). The 1996 Equity Plan is proposed to be amended to increase the total number of shares of Common Stock which may be issued thereunder to 13,000,000, which represents an increase of 7,000,000 shares, or 4.9% of the outstanding Common Stock on the record date for the annual meeting.

     The total number of shares of Common Stock that may be issued pursuant to the 1996 Equity Plan is subject to adjustment by the Committee in the event of stock dividends, stock splits, combination of shares, recapitalizations or other changes in the outstanding Common Stock. The shares issuable under the 1996 Equity Plan may be from either authorized but previously unissued shares of Common Stock or from reacquired shares of Common Stock, including shares purchased by the Company on the open market and held as treasury shares.

NATURE OF AMENDMENTS ALLOWED TO THE 1996 EQUITY PLAN WITHOUT STOCKHOLDER ACTION

     The Board of Directors may amend, suspend, discontinue or terminate the 1996 Equity Plan or any portion thereof at any time, provided that no such action will be made without stockholder approval if such approval is required by applicable law or is otherwise deemed advisable by the Board of Directors.

NEW PLAN BENEFITS

     As of December 31, 2000, there were outstanding options to purchase an aggregate of 4,183,210 shares of Common Stock which had been granted pursuant to the 1996 Equity Plan to 1,161 employees of the Company and its subsidiaries. As of the same date, we also had granted 5,000 shares of restricted stock under the 1996 Equity Plan.

     For information regarding options granted under the 1996 Equity Plan our five most highly-compensated executive officers during 2000, see "Option/SAR Grants in 2000" above. In addition to the data shown in that table, in 2000 options to purchase an aggregate of 523,500 shares of Common Stock were granted to all executive officers as a group and options to purchase an aggregate of 1,008,712 shares of Common Stock were granted to all other employees as a group. All options granted by us in 2000 had a per share exercise price equal to the market value of a share of Common Stock on the date of grant.

DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a summary of the federal income tax consequences under the Internal Revenue Code relating to awards which may be granted under the 1996 Equity Plan.

     Incentive Stock Options. No taxable income is recognized by the optionee upon the grant or exercise of an incentive stock option that meets the requirements of Section 422 of the Internal Revenue Code. However, the exercise of an incentive stock option may result in alternative minimum tax liability for the optionee. If no disposition of shares issued to an optionee pursuant to the exercise of an incentive stock option is made by the optionee within two years from the date of grant or within one year after the date of exercise, then upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the Company for federal income tax purposes.

     If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise (or, if less, the amount realized on an arm's length sale of such shares) over the exercise price of the underlying options, and the Company will be entitled to deduct such amount. Any gain realized from the shares in excess of the amount taxed as ordinary income will be taxed as capital gain and will not be deductible by the Company.

     An incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment, except in certain cases where the incentive stock option is exercised after the death or permanent and total disability of the optionee. If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified stock option.

     Nonqualified Stock Options. No taxable income is recognized by the optionee at the time a nonqualified stock option is granted under the 1996 Equity Plan. Generally, on the date of exercise of a nonqualified stock option, ordinary income is recognized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount. Upon disposition of the shares acquired, an optionee generally recognizes the appreciation or depreciation on the shares after the date of exercise as either short-term or long-term capital gain or loss depending on how long the shares have been held.

     If the stock received upon exercise of an option or stock appreciation right is subject to a substantial risk of forfeiture, the income and the deduction, if any, associated with such award may be deferred in accordance with the rules described below for restricted stock. In general, Common Stock issued upon exercise of an option or stock appreciation right granted under the 1996 Equity Plan will be transferable and not subject to a risk of forfeiture at the time issued.

     Stock Appreciation Rights. No income will be recognized by an optionee in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the optionee generally will be required to include as taxable ordinary income in the year of such exercise an amount equal to the amount of cash received and the fair market value of any stock received. The Company generally will be entitled to a deduction equal to the amount includable as ordinary income by such optionee.

     Restricted Stock. A recipient of restricted stock generally will be subject to tax at ordinary income rates on the excess of the fair market value of the stock (measured at the time the stock is either transferable or is no longer subject to forfeiture) over the amount, if any, paid for such stock. However, a recipient who elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of issuance of the restricted stock to be taxed at the time of issuance of the restricted stock will recognize ordinary income on the date of issuance equal to the fair market value of the shares of restricted stock at that time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for such stock. If the shares subject to such election are forfeited, the recipient will be entitled to a capital loss for tax purposes only for the amount paid for the forfeited shares, not the amount recognized as ordinary income as a result of the Section 83(b) election. The holding period to determine whether the recipient has long-term or short-term capital gain or loss upon sale of shares begins when the forfeiture period expires (or upon issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b) of the Internal Revenue
Code).

     Other Awards. The federal income tax treatment of other awards which may be granted under the 1996 Equity Plan which are not described above will depend on the specific terms of such awards.

     Parachute Payments. The acceleration of the vesting or payment of an award under the 1996 Equity Plan in connection with a change in control of the Company may, depending upon the individual circumstances of the participant, cause certain amounts attributable thereto to be treated as "excess parachute payments" as defined in the Internal Revenue Code. "Excess parachute payments" are non-deductible by the Company for purposes of the Internal Revenue Code and subject the employee to a 20% federal excise tax thereon in addition to regular income taxes.

     Deduction Limit for Certain Executive Compensation. For fiscal years commencing on or after January 1, 1994, Section 162(m) of the Internal Revenue Code generally limits the deduction for certain compensation in excess of $1 million per year paid by a publicly-traded corporation to its chief executive officer and the four other most highly-compensated executive officers. Certain types of compensation, including compensation based on performance goals, are excluded from the $1 million deduction limitation. In order for compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more preestablished, objective performance goals; (ii) the performance goal must be established by a compensation committee consisting solely of two or more outside directors, as defined; (iii) the material terms under which the compensation is to be paid, including performance goals, must be disclosed to and approved by stockholders in a separate vote prior to payment; and (iv) prior to payment, the compensation committee must certify that the performance goals and any other material terms were in fact satisfied (the "Certification Requirement").

     U.S. Treasury regulations provide that compensation attributable to a stock option or stock appreciation right is deemed to satisfy the requirement that compensation be paid solely on account of the attainment of one or more performance goals if: (i) the grant is made by a compensation committee consisting solely of two or more outside directors, as defined; (ii) the plan under which the option or stock appreciation right is granted states the maximum number of shares with respect to which options or stock appreciation rights may be granted during a specified period to any employee; and (iii) under the terms of the option or stock appreciation right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant or award. The Certification Requirement is not necessary if these other requirements are satisfied.

     The 1996 Equity Plan has been designed to meet the requirements of Section 162(m) of the Code and, as a result, the Company believes that compensation attributable to stock options and stock appreciation rights granted under the 1996 Equity Plan in accordance with the foregoing requirements will be fully deductible under Section 162(m) of the Internal Revenue Code. If the non-excluded compensation of a covered executive exceeded $1 million, however, compensation attributable to other awards, such as restricted stock, may not be fully deductible unless the grant or vesting of the award is contingent on the attainment of a performance goal determined by a compensation committee meeting specified requirements and disclosed to and approved by the stockholders of the Company.

     The above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change (in some cases retroactively), as are their interpretations, and their application may vary in individual circumstances (including without limitation in the case of persons who are subject to Section 16 of the Exchange Act and regulations thereunder.) Finally, the consequences under applicable state and local income tax laws may not be the same as under federal income tax laws.

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE 1996 EQUITY PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER BY 7,000,000 SHARES.

           PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL THREE)

GENERAL

     We have appointed KPMG LLP, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending December 31, 2001, and we have further directed that the selection of auditors be submitted for ratification by the stockholders at the annual meeting.

     Representatives from KPMG will be present at the annual meeting and will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

AUDIT FEES

     The aggregate amount of the fees billed by KPMG for its audit of our annual financial statements for 2000 and for its reviews of our unaudited interim financial statements included in reports filed by us under the Exchange Act during that year was $527,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

     During 2000, we did not pay any fees to KPMG for financial information systems design and implementation services.

ALL OTHER FEES

     The aggregate amount of fees billed by KPMG for all other services rendered by KPMG to us during 2000 was $1.5 million. These fees were primarily attributable to fees paid to KPMG for its one-time assistance on our e-commerce initiative ($921,000). During 2000, we also paid to KPMG fees relating to various tax matters ($404,000), our acquisition of Banknorth Group, Inc. ($96,500) and our employee benefit plans ($57,000).

     Our Board of Directors and its Audit Committee considered the compatibility of the non-audit services provided to us by KPMG in 2000 on the independence of KPMG from the Company in evaluating whether to appoint KPMG to perform the audit of our financial statements for the year ending December 31, 2001.

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG AS INDEPENDENT AUDITORS FOR 2001.

                             STOCKHOLDER PROPOSALS

     We must receive any proposals of stockholders intended to be presented at our annual meeting of stockholders in 2002 on or before November 20, 2001 in order for the proposals to be eligible for inclusion in our proxy statement and proxy for that meeting. Any stockholder proposals received after November 20, 2001 but on or before January 23, 2002 may be considered for presentation at our annual meeting of stockholders in 2002, although not included in our proxy statement and proxy for that meeting, in accordance with the requirements set forth in our bylaws. Stockholder proposals should be sent to Banknorth Group, Inc., Two Portland Square, P.O. Box 9540, Portland, Maine 04112-9540, Attention:
Carol L. Mitchell, Esq., Executive Vice President, General Counsel, Secretary and Clerk. We urge that any stockholder proposals be sent certified mail, return-receipt requested.

                                 ANNUAL REPORTS

     A copy of our annual report to stockholders for the year ended December 31, 2000 accompanies this proxy statement. This report is not part of the proxy solicitation materials.

     UPON RECEIPT OF A WRITTEN REQUEST, WE WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE EXCHANGE ACT. UPON WRITTEN REQUEST AND A PAYMENT OF A COPYING CHARGE OF TEN CENTS PER PAGE, WE ALSO WILL FURNISH TO ANY STOCKHOLDER A COPY OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO CAROL L. MITCHELL, ESQ., EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL, SECRETARY AND CLERK, BANKNORTH GROUP, INC., TWO PORTLAND SQUARE, P.O. BOX 9540, PORTLAND, MAINE 04112-9540. THIS REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                 OTHER MATTERS

     We are not aware of any business to come before the annual meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the annual meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of the solicitation of proxies will be borne by us. We have retained Morrow & Co., a professional proxy solicitation firm, to assist in the solicitation of proxies. The fee arrangement with such firm is $6,500 plus reimbursement for out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally or by telephone without additional compensation.

                                                                         ANNEX A

                             BANKNORTH GROUP, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

I. AUDIT COMMITTEE PURPOSE

     The Audit Committee is appointed by the Board of Directors of Banknorth Group, Inc. (the "Company") to assist the Board in fulfilling its oversight responsibilities. The primary duties and responsibilities of the Audit Committee are to:

     monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

     monitor the independence and performance of the Company's independent auditors and internal auditing department; and

     provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfill its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the National Association of Securities Dealers ("NASD"). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her judgment, as defined in NASD rules. All members of the Committee shall have a basic understanding of finance and accounting and the regulatory requirements of the Company's industry and be able to read and understand fundamental financial statements. At least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board of Directors. Annually, the Board shall determine if the Audit Committee members are independent of management and have the banking or related financial management expertise required by 12 C.F.R. Part 363, adopted by the Federal Deposit Insurance Corporation pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991, and by Rule 4200(a)(14) of the NASD.

     The Committee shall meet at least five times annually, in January, March, April, July and October, or more frequently as circumstances dictate. The Audit Committee Chair shall approve an agenda in advance of each meeting. If the Audit Committee Chair is not present, the members of the Committee may designate a Chair by majority vote of the Committee membership. The Committee should meet privately in executive session with the director of the internal auditing department to discuss any matters that the Committee or the internal auditing department believes should be discussed. The Committee should meet in executive session with the independent auditors at least annually to review the performance and effectiveness of the internal auditing department and to discuss any matters that the Committee or the independent auditors believes should be discussed. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

  Review Procedures

     Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published in the Company's proxy solicitation materials at least once every three years in accordance with regulations of the Securities and Exchange Commission.

     Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

     In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management responses. Review with management and the independent auditors the basis for management's reports, as required by 12 C.F.R. Part 363. Meet with the independent auditors to review management's reports and the related accountant's attestation reports, as required by 12 C.F.R. Part 363.

     Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement of Financial Accounting Standards ("SFAS") No. 61, "Communication with Audit Committees," as appropriate on a quarterly basis. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

  Independent Auditors

     The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     Review the fees and other significant compensation to be paid to the independent auditors.

     On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

     Review the independent auditor's audit plan, and discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

     Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters that are required to be communicated to the Audit Committee in accordance with SFAS No. 61.

     Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     Discuss with management and the independent auditors the quality of the accounting principles and underlying estimates used in the preparation of the Company's financial statements.

     Discuss with the independent auditors the clarity of the financial disclosure practices used or proposed by the Company.

     Inquire as to the independent auditors' views about whether management's choices of accounting principles appear reasonable from the perspective of income, expense and asset and liability recognition, and whether those principles are common practices or are minority practices.

Internal Audit Department and Legal Compliance

     Review the budget, plan and changes in plan, activities, organizational structure and qualifications of the internal audit department, as needed. The internal audit department shall be responsible to senior management, but have a direct reporting responsibility to the Board of Directors through the Audit Committee.

     Review the appointment, performance and replacement of the director of the internal auditing department.

     Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

     On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

     Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     Perform any other activities consistent with this Charter, the Company's bylaws and governing laws, as the Audit Committee or the Board deems necessary or appropriate.

     Maintain minutes of meetings and report to the Board of Directors on a quarterly basis on significant results of the foregoing activities.

                                                                         ANNEX B

                             BANKNORTH GROUP, INC.
                           1996 EQUITY INCENTIVE PLAN
             (AS AMENDED AS OF JANUARY 23, 2001 AND AS ADJUSTED TO
                     REFLECT A 2 FOR 1 SPLIT OF THE SHARES
                            EFFECTIVE MAY 18, 1998)

SECTION 1. Purpose. The purposes of the Banknorth Group, Inc. 1996 Equity Incentive Plan are to promote the interests of Banknorth Group, Inc. and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees of the Company and its Affiliates; (ii) motivating such employees by means of performance-related incentives to achieve long-range performance goals; and (iii) enabling such employees to participate in the long-term growth and financial success of the Company.

SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

     "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award or Other Stock-Based Award.

     "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

     "Board" shall mean the Board of Directors of the Company.

     "Change in Control" shall be deemed to have occurred if: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company and any trustee or other fiduciary holding securities under any employee benefit plan of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors, and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. If any of the events enumerated in clauses (i) through (iv) occur, the Board shall determine the effective date of the Change in Control resulting therefrom for purposes of the Plan.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" shall mean a committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3, each of whom, to the extent necessary to comply with Rule 16b-3 only, is a "non-employee director" within the meaning of Rule 16b-3, as from time to time amended. Until otherwise determined by the Board, the Human Resources Committee designated by the Board shall be the Committee under the Plan.

     "Company" shall mean Banknorth Group, Inc. and any successor thereto.

     "Employee" shall mean an employee of the Company or of any Affiliate.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" shall mean the fair market value of the property or other item being valued, as determined by the Committee in its sole discretion, provided that, unless otherwise determined by the Committee in order to satisfy the requirements relating to Incentive Stock Options under applicable laws and regulations, the "Fair Market Value" of a Share shall be (i) if the Shares are listed or admitted to trading on any securities exchange or national market system in the United States, the closing price, regular way, on such day on the principal securities exchange or national market system in the United States on which Shares are traded, (ii) if the Shares are not then listed or admitted to trading on any such day, or if no sale takes place on such day, the average of the closing bid and asked prices in the United States on such day, as reported by a reputable quotation source designated by the Committee, and (iii) if the Shares are not then listed or admitted to trading on any such securities exchange or national market system and no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices in the United States on such day, as reported in The Wall Street Journal (Eastern edition) or other newspaper designated by the Committee.

     "Incentive Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provisions thereto.

     "Net After-Tax Amount" shall mean the net amount of compensation, assuming for this purpose only that all vested Awards and other forms of compensation subject to vesting upon a Change of Control are exercised upon such Change in Control, to be received (or deemed to have been received) by such Participant in connection with such Change of Control under any option agreement and under any other plan, arrangement or contract of the Company to which such Participant is a party, after giving effect to all income and excise taxes applicable to such payments.

     "Nonqualified Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

     "Option" shall mean an Incentive Stock Option or a Nonqualified Stock
Option.

     "Other Stock-Based Award" shall mean any right granted under Section 10 of the Plan.

     "Participant" shall mean any Employee selected by the Committee to receive an Award under the Plan.

     "Performance Award" shall mean any right granted under Section 9 of the Plan.

     "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     "Plan" shall mean this Banknorth Group, Inc. 1996 Equity Incentive Plan, as amended.

     "QDRO" shall mean a domestic relations order meeting such requirements as the Committee shall determine, in its sole discretion.

     "Restricted Stock Award" shall mean any Award granted under Section 8 of the Plan.

     "Restricted Stock" shall mean any Share granted under Section 8 of the Plan.

     "Restricted Stock Unit" shall mean any unit granted under Section 8 of the Plan.

     "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

     "Shares" shall mean shares of the common stock, $.01 par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

     "Stock Appreciation Right" shall mean any right granted under Section 7 of the Plan.

SECTION 3. Administration.

     (a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award;
(v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     (b) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee.

     (c) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers of the Company or any Affiliate, or to a committee of such officers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by, Employees who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

     (d) Authority of Board. Notwithstanding anything to the contrary contained in the Plan, the Plan also may be administered by the Board to the extent permitted by Rule 16b-3, as amended from time to time. In the event of such administration by the Board, all references to the Committee in the Plan shall be deemed to refer to the Board and any officer or employee-director of the Company or any Affiliate shall be eligible to be designated a Participant.

SECTION 4. Shares Available for Awards.

     (a) Shares Available. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Awards may be granted under the Plan shall be equal to 13,000,000. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. Notwithstanding the foregoing and subject to adjustment as provided in
Section 4(b), no Participant may receive Awards under the Plan in any calendar year that relate to more than 300,000 Shares.

     (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted,
(ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards and (iii) the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that (A) with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended, and (B) with respect to any Award no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended, or Rule 16b-3, as from time to time amended.

     (c) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5. Eligibility. Any Employee, including any officer or employee-director of the Company or any Affiliate, who is not a member of the Committee, shall be eligible to be designated a Participant.

SECTION 6. Stock Options.

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonqualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

     (b) Exercise Price. The Committee in its sole discretion shall establish the exercise price at the time each Option is granted, provided that the per share price at which Shares may be purchased upon exercise of an Option shall be no less than one hundred percent (100%) of the Fair Market Value of a Share at the time such Option is granted.

     (c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

     (d) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option price.

SECTION 7. Stock Appreciation Rights.

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Stock Appreciation Rights shall have a grant price as determined by the Committee on the date of grant.

     (b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof, provided that the Committee may for administrative convenience determine that, with respect to any Stock Appreciation Right that is not related to an Incentive Stock Option and that can only be exercised for cash during limited periods of time in order to satisfy the conditions of Rule 16b-3, the exercise of such Stock Appreciation Right for cash during such limited period shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value of the Shares is the highest. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights granted thereafter. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

     (c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights granted thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

SECTION 8. Restricted Stock and Restricted Stock Units.

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company and the other terms and conditions of such Awards. Notwithstanding any other provision of the Plan to the contrary, Restricted Stock and Restricted Stock Units shall have a minimum vesting period of three years from the date of grant, except (i) as provided in Section 12 hereof and
(ii) in the Committee's sole discretion, in the event of the Participant's retirement, permanent and total disability or death. The meaning of the terms "retirement" and "permanent and total disability" for purposes of this Section 8(a) and the other provisions of the Plan shall be determined by the Committee.

     (b) Transfer Restrictions. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant's legal representative.

     (c) Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

     (d) Dividends and Distributions. Dividends and other distributions paid on or in respect of any Shares of Restricted Stock may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion.

     (e) Voting of Restricted Stock. Unless otherwise determined by the Committee at the time of grant, an Employee to whom Shares of Restricted Stock shall be granted shall be entitled to vote such Shares.

SECTION 9. Performance Awards.

     (a) Grant. The Committee shall have sole and complete authority to determine the Employees who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish and (iii) payable at such time and in such form as the Committee shall determine. Notwithstanding any other provision of the Plan to the contrary, a Performance Award shall have a minimum vesting period of one year from the date of grant, except (i) as provided in Section 12 hereof and (ii) in the Committee's sole discretion, in the event of the Participant's retirement, permanent and total disability or death.

     (b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

     (c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

SECTION 10. Other Stock-Based Awards. The Committee shall have authority to grant to eligible Employees an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 through 9 above and
(ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award. Notwithstanding any other provision of the Plan to the contrary, an Other Stock-Based Award which is not granted in lieu of base salary or bonuses shall have a minimum vesting period of three years from the date of grant, except (i) as provided in Section 12 hereof and (ii) in the Committee's sole discretion, in the event of the Participant's retirement, permanent and total disability or death.

SECTION 11. Termination or Suspension of Employment. The following provisions shall apply in the event of the Participant's termination of employment unless the Committee shall have provided otherwise, either at the time of the grant of the Award or thereafter.

     (a) Nonqualified Stock Options and Stock Appreciation Rights.

          (i) Termination of Employment. If the Participant's employment with the Company or its Affiliates is terminated for any reason other than death, permanent and total disability or retirement, the Participant's right to exercise any Nonqualified Stock Option or Stock Appreciation Right shall terminate, and such Option or Stock Appreciation Right shall expire, on the earlier of (A) the first anniversary of such termination of employment or (B) the date such Option or Stock Appreciation Right would have expired had it not been for the termination of employment. The Participant shall have the right to exercise such Option or Stock Appreciation Right prior to such expiration to the extent it was exercisable at the date of such termination of employment and shall not have been exercised.

          (ii) Death, Disability or Retirement. If the Participant's employment with the Company or its Affiliates is terminated by death, permanent and total disability or retirement, the Participant or his successor (if employment is terminated by death) shall have the right to exercise any Nonqualified Stock Option or Stock Appreciation Right to the extent it was exercisable at the date of such termination of employment and shall not have been exercised, but in no event shall such Option or Stock Appreciation Right be exercisable later than the date the Option or Stock Appreciation Right would have expired had it not been for the termination of such employment.

          (iii) Acceleration and Extension of Exercisability. Notwithstanding the foregoing, the Committee may, in its discretion, provide (A) that an Option granted to a Participant may terminate at a date earlier than that set forth above, including without limitation the date of termination of employment, (B) that an Option granted to a Participant may terminate at a date later than that set forth above, provided such date shall not be beyond the date the Option would have expired had it not been for the termination of the Participant's employment, and (C) that an Option or Stock Appreciation Right may become immediately exercisable when it finds that such acceleration would be in the best interests of the Company.

     (b) Incentive Stock Options. Except as otherwise determined by the Committee at the time of grant, if the Participant's employment with the Company is terminated for any reason, the Participant shall have the right to exercise any Incentive Stock Option and any related Stock Appreciation Right during the 90 days after such termination of employment to the extent it was exercisable at the date of such termination, but in no event later than the date the Option would have expired had it not been for the termination of such employment. If the Participant does not exercise such Option or related Stock Appreciation Right to the full extent permitted by the preceding sentence, the remaining exercisable portion of such Option automatically will be deemed a Nonqualified Stock Option, and such Option and any related Stock Appreciation Right will be exercisable during the period set forth in Section 11(a) of the Plan, provided that in the event that employment is terminated because of death or the Participant dies during such 90-day period, the Option will continue to be an Incentive Stock Option to the extent provided by Section 421 or Section 422 of the Code, or any successor provisions, and any regulations promulgated thereunder.

     (c) Restricted Stock. Except as otherwise determined by the Committee at the time of grant, upon termination of employment for any reason during the restriction period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company at the price (if any) paid by the Participant for such Restricted Stock, provided that in the event of a Participant's retirement, permanent and total disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock.

SECTION 12. Change in Control. Notwithstanding any other provision of the Plan to the contrary, upon a Change in Control all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of Award; provided, however, that unless otherwise determined by the Committee at the time of grant or thereafter, if it is determined that the Net After-Tax Amount to be realized by any Participant, taking into account the accelerated vesting provided for by this Section as well as all other payments to be received by such Participant in connection with such Change in Control, would be higher if Awards did not vest in accordance with this Section, then and to such extent the Awards of such Participant shall not vest. The determination of whether any such Award should not vest shall be made by a nationally-recognized accounting firm selected by the Company, which shall be instructed to consider that (i) Awards and other forms of compensation subject to vesting upon a Change of Control shall be vested in the order in which they were granted and within each grant in the order in which they would otherwise have vested and (ii) unless and to the extent any other plan, arrangement or contract of the Company pursuant to which any such payment is to be received provides to the contrary, such other payment shall be deemed to have occurred after any acceleration of Awards or other forms of compensation subject to vesting upon a Change in Control.

SECTION 13. Amendment and Termination.

     (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is (i) necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement that is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act, for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) otherwise required by applicable law.

     (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding any other provision of the Plan to the contrary, the Committee may not amend more than 10% of outstanding Options at any particular time to reduce the per share exercise price thereof and, to the extent permitted by the foregoing, may not amend outstanding Options to reduce the per share exercise price thereof to lower than 85% of the Fair Market Value of a Share on the date of repricing.

     (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended, or Rule 16b-3, as from time to time amended.

SECTION 14. General Provisions.

     (a) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

     (b) Nontransferability. No Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution or pursuant to a QDRO, provided, however, that an Award may be transferable, to the extent determined by the Committee and set forth in the applicable Award Agreement, (i) if such Award Agreement provisions do not disqualify such Award for exemption under Rule 16b-3, as from time to time amended, (ii) if such Award is not intended to qualify for exemption under such rule or (iii) with respect to Awards which are Incentive Stock Options, if such Award Agreement provisions do not prevent the Incentive Stock Options from qualifying as such under Section 422 of the Code, as from time to time amended.

     (c) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

     (d) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC, any stock exchange or national market quotation system upon which such Shares or other securities are then listed or quoted, respectively, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (e) Withholding. A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of any Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award.

     (f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

     (g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

     (h) No Right to Employment. Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee to continue in the employ of the Company or any Affiliate.

     (i) No Rights as Stockholder. Subject to the provisions of the applicable Award and the Plan, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares.

     (j) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Maine.

     (k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (l) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

     (m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

     (o) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     (p) Successors and Assigns. The Plan and any Award Agreement shall be binding upon the successors and assigns of the Company and upon each Participant and such Participant's heirs, executors, administrators, personal representatives, permitted assignees and successors in interest.

SECTION 15. Effective Date; Term of the Plan.

     (a) Effective Date. The Plan shall be effective as of February 13, 1996, subject to approval by the stockholders of the Company within one year thereafter. The amendment to Section 4(a) of the Plan adopted by the Board of Directors of the Company on March 3, 1998 shall be effective as of such date, subject to approval by the stockholders of the Company within one year thereafter. The amendments to the Plan adopted by the Committee on May 26, 1998 shall be effective as of such date. The amendment to Section 4(a) of the Plan adopted by the Board of Directors on January 23, 2001 shall be effective as of such date, subject to approval by the stockholders of the Company within one year thereafter.

     (b) Term of the Plan. Unless sooner terminated, the Plan shall remain in effect for a period of ten years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

                              BANKNORTH GROUP, INC.
                                 REVOCABLE PROXY
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 24, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned, as a holder of Common Stock of Banknorth Group, Inc. (the "Company"), hereby appoints each of O. William Robertson and Roger Percival as Proxies, with the full power of substitution, to represent and to vote as designated on the reverse of this card all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 24, 2001, at 10:30 a.m., Eastern Time, or any adjournment thereof.

     THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

     SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS AND "FOR" THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

           IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

                                                            --------------------
                                                            I plan to attend the
                                                            meeting
                                                                    [ ]
                                                            --------------------

1.   Election of Directors:

     Nominees for Three-Year    Nominee for Two-Year      Nominees for One-Year
     Term Expiring in 2004:     Term Expiring in 2003:    Term Expiring in 2002:

     George W. Dougan           Patrick E. Welch          Luther F. Hackett
     Dana S. Levenson                                     Pamela P. Plumb
     John M. Naughton
     Angello Pizzagalli

   FOR all listed nominees (except as                 WITHHOLD
     marked to the contrary herein)                   AUTHORITY
                                                     to vote for
                                                 all listed nominees

                [ ]                                      [ ]


INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominees's name in the line provided below.

--------------------------------------------------------------------------------

2. To amend the Company's 1996 Equity Incentive Plan to authorize the issuance of up to an additional 7,000,000 shares of Common Stock thereunder.

                FOR              AGAINST               ABSTAIN

                [ ]                [ ]                   [ ]


3. To ratify the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2001.

                FOR              AGAINST               ABSTAIN

                [ ]                [ ]                   [ ]

4. In their discretion, upon any other matter that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.


     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" THE OTHER PROPOSALS. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


                        Dated:                                           , 2001
                               ------------------------------------------

                        Signature
                                  ----------------------------------------------

                        Signature
                                  ----------------------------------------------
                                                  (print name)

                        IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                        NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

                                 March 21, 2001


To:       Participants in the 401(k) Plan of Banknorth Group, Inc.
          and/or the Profit Sharing Employee Stock Ownership Plan of Banknorth Group, Inc.


     As described in the enclosed materials, your proxy as a stockholder of Banknorth Group, Inc. (the "Company") is being solicited in connection with the proposals to be considered at the Company's Annual Meeting of Stockholders. I hope you will take advantage of the opportunity to direct, on a confidential basis, the manner in which shares of Common Stock of the Company allocated to your accounts under the Company's 401(k) Plan and/or the Company's Profit Sharing Employee Stock Ownership Plan (the "ESOP," and together with the 401(k) Plan, the "Plans") will be voted.

     Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, a voting instruction ballot for each Plan in which you are a participant, which will permit you to vote the shares allocated to your account under each such Plan, and a stamped, pre-addressed return envelope. After you have reviewed the Proxy Statement, I urge you to vote your shares in the Plans by marking, dating, signing and returning the enclosed voting instruction ballots in the envelope provided to American Stock Transfer & Trust Company, the Company's transfer agent. Your voting instructions will remain completely confidential. Only the Company's transfer agent will have access to your ballots in order to certify the totals for the Plans to Peoples Heritage Bank, NA, which acts as Trustee for the Plans, for the purpose of having those shares voted. No person associated with the Company or Peoples Heritage Bank, NA will see the individual voting instructions.

     I urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions are not received, the shares allocated to your accounts in the Plans will be voted by the Trustee in its discretion in accordance with the exercise of its fiduciary duties. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

                                   Sincerely yours,


                                   William J. Ryan
                                   Chairman, President and
                                     Chief Executive Officer

                              BANKNORTH GROUP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 24, 2001

          THIS BALLOT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned, as a holder of Common Stock of Banknorth Group, Inc. (the "Company") pursuant to the Company's Profit Sharing Employee Stock Ownership Plan (the "ESOP"), hereby instructs Peoples Heritage Bank, NA, as Trustee for the ESOP, to vote as designated on the reverse of this card all of the shares of Common Stock of the Company which the undersigned holds pursuant to the ESOP at the Annual Meeting of Stockholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 24, 2001, at 10:30 a.m., Eastern Time, or any adjournment thereof.


     SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED AS SPECIFIED. IF YOU RETURN THIS BALLOT PROPERLY SIGNED BUT DO NOT OTHERWISE SPECIFY, SHARES WILL BE VOTED "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS AND "FOR" THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE. IF YOU DO NOT RETURN THIS BALLOT, SHARES HELD BY YOU PURSUANT TO THE ESOP WILL BE VOTED BY THE TRUSTEE IN ITS DISCRETION IN ACCORDANCE WITH THE EXERCISE OF ITS FIDUCIARY DUTIES.

           IMPORTANT: PLEASE DATE AND SIGN THE BALLOT ON REVERSE SIDE.

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

                                                            --------------------
                                                            I plan to attend the
                                                            meeting
                                                                    [ ]
                                                            --------------------

1.   Election of Directors:


     Nominees for Three-Year     Nominee for Two-Year     Nominees for One-Year
     Term Expiring in 2004:      Term Expiring in 2003:   Term Expiring in 2002:

     George W. Dougan            Patrick E. Welch         Luther F. Hackett
     Dana S. Levenson                                     Pamela P. Plumb
     John M. Naughton
     Angello Pizzagalli


   FOR all listed nominees (except as                 WITHHOLD
     marked to the contrary herein)                   AUTHORITY
                                                     to vote for
                                                 all listed nominees

                [ ]                                      [ ]


INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominees's name in the line provided below.

--------------------------------------------------------------------------------

2. To amend the Company's 1996 Equity Incentive Plan to authorize the issuance of up to an additional 7,000,000 shares of Common Stock thereunder.

                FOR              AGAINST               ABSTAIN

                [ ]                [ ]                   [ ]


3. To ratify the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2001.

                FOR              AGAINST               ABSTAIN

                [ ]                [ ]                   [ ]

4. In their discretion, upon any other matter that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.


     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" THE OTHER PROPOSALS. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


                        Dated:                                           , 2001
                               ------------------------------------------

                        Signature
                                  ----------------------------------------------

                        Signature
                                  ----------------------------------------------
                                                  (print name)

                        IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                        NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

                              BANKNORTH GROUP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 24, 2001

          THIS BALLOT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned, as a holder of Common Stock of Banknorth Group, Inc. (the "Company") pursuant to the Company's 401(k) Plan, hereby instructs Peoples Heritage Bank, NA as Trustee for the 401(k) Plan, to vote as designated on the reverse of this card all of the shares of Common Stock of the Company which the undersigned holds pursuant to the 401(k) Plan at the Annual Meeting of Stockholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 24, 2001, at 10:30 a.m., Eastern Time, or any adjournment thereof.


     SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED AS SPECIFIED. IF YOU RETURN THIS BALLOT PROPERLY SIGNED BUT DO NOT OTHERWISE SPECIFY, SHARES WILL BE VOTED "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS AND "FOR" THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE. IF YOU DO NOT RETURN THIS BALLOT, SHARES HELD BY YOU PURSUANT TO THE 401(k) Plan WILL BE VOTED BY THE TRUSTEE IN ITS DISCRETION IN ACCORDANCE WITH THE EXERCISE OF ITS FIDUCIARY DUTIES.

           IMPORTANT: PLEASE DATE AND SIGN THE BALLOT ON REVERSE SIDE.

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

                                                            --------------------
                                                            I plan to attend the
                                                            meeting
                                                                    [ ]
                                                            --------------------

1.   Election of Directors:

     Nominees for Three-Year    Nominee for Two-Year      Nominees for One-Year
     Term Expiring in 2004:     Term Expiring in 2003:    Term Expiring in 2002:

     George W. Dougan           Patrick E. Welch          Luther F. Hackett
     Dana S. Levenson                                     Pamela P. Plumb
     John M. Naughton
     Angello Pizzagalli


   FOR all listed nominees (except as                 WITHHOLD
     marked to the contrary herein)                   AUTHORITY
                                                     to vote for
                                                 all listed nominees

                [ ]                                      [ ]


INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominees's name in the line provided below.

--------------------------------------------------------------------------------

2. To amend the Company's 1996 Equity Incentive Plan to authorize the issuance of up to an additional 7,000,000 shares of Common Stock thereunder.

                FOR              AGAINST               ABSTAIN

                [ ]                [ ]                   [ ]


3. To ratify the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2001.

                FOR              AGAINST               ABSTAIN

                [ ]                [ ]                   [ ]

4. In their discretion, upon any other matter that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.


     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" THE OTHER PROPOSALS. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


                        Dated:                                           , 2001
                               ------------------------------------------

                        Signature
                                  ----------------------------------------------

                        Signature
                                  ----------------------------------------------
                                                  (print name)

                        IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                        NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.